UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MONEYGRAM INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MoneyGram Tower
1550 Utica Avenue South
Minneapolis, Minnesota 55416
March 31, 2005
Dear MoneyGram Stockholder:
      You are invited to attend our 2005 Annual Meeting of Stockholders, which will be held on May 10, 2005, in the Grand Ballroom I of The Grand Hotel, located at 612 Second Avenue South, Minneapolis, Minnesota. The meeting will begin promptly at 9:00 a.m. Central Time, so please plan to arrive early.
      Details of the business to be conducted at the meeting are described in the attached Notice of Annual Meeting of Stockholders and the attached proxy statement. No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel’s valet parking, or you may park in the Northstar Hotel parking ramp, which is directly across the street from The Grand Hotel. No free parking will be available.
      Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of MoneyGram and for a discussion of the business to be considered at the meeting as explained in the Notice and proxy statement.
      Your vote is important. Whether or not you plan to attend the meeting, please sign, date, and return the enclosed proxy card in the envelope provided, or you may vote by telephone as described on your proxy card. If you plan to attend the meeting, you may vote in person.
      We look forward to seeing you at the meeting.
Sincerely,

Robert H. Bohannon Chairman	Philip W. Milne President and Chief Executive Officer

OUR SPIN-OFF FROM VIAD CORP
PROPOSAL 1: ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND GOVERNANCE
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AUDIT COMMITTEE REPORT
INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HUMAN RESOURCES COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS
PROPOSAL 2: APPROVAL OF THE MONEYGRAM INTERNATIONAL, INC. 2005 OMNIBUS INCENTIVE PLAN
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.
VOTING PROCEDURES
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
OTHER MATTERS
Corporate Governance Guidelines
CHARTER OF AUDIT COMMITTEE MONEYGRAM INTERNATIONAL, INC.
MONEYGRAM INTERNATIONAL, INC. 2005 OMNIBUS INCENTIVE PLAN
Section 1. Purpose.
Section 2. Definitions.
Section 3. Administration.
(a) Power and Authority of the Committee.
(b) Delegation.
(c) Power and Authority of the Board of Directors.
Section 4. Shares Available for Awards.
(a) Shares Available.
(b) Accounting for Awards.
(c) Adjustments.
(d) Award Limitations Under the Plan.
Section 5. Eligibility.
Section 6. Awards.
(a) Options.
(b) Stock Appreciation Rights.
(c) Restricted Stock and Restricted Stock Units.
(d) Dividend Equivalents.
(e) Performance Awards.
(f) Stock Awards.
(g) Other Stock-Based Awards.
(h) General.
Section 7. Amendment and Termination; Corrections.
(a) Amendments to the Plan.
(b) Amendments to Awards.
(c) Correction of Defects, Omissions and Inconsistencies.
Section 8. Income Tax Withholding.
Section 9. General Provisions.
(a) No Rights to Awards.
(b) Award Agreements.
(c) No Rights of Stockholders.
(d) No Limit on Other Compensation Plans or Arrangements.
(e) No Right to Employment or Directorship.
(f) Governing Law.
(g) Severability.
(h) No Trust or Fund Created.
(i) No Fractional Shares.
(j) Headings.
Section 10. Effective Date of the Plan.
Section 11. Term of the Plan.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 31, 2005
      The Annual Meeting of Stockholders of MoneyGram International, Inc., will be held in the Grand Ballroom I of The Grand Hotel, 612 Second Avenue South, Minneapolis, Minnesota, on May 10, 2005, at 9:00 a.m., Central Time, for the following purposes:

1.	To elect three directors;

2.	To approve the MoneyGram International, Inc. 2005 Omnibus Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2005; and

4.	To act upon any other matters which may properly come before the meeting and any adjournments.
      Only stockholders of record of common stock at the close of business March 17, 2005 are entitled to receive this notice and to vote at the meeting.
      Our 2004 Annual Report, including financial statements, is included with your proxy materials.
      To assure your representation at the meeting, please access the automated telephone voting feature described on the proxy card, or vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States, if you choose to mail your proxy card.

By Order of the Board of Directors

Teresa H. Johnson
Vice President, General Counsel and Secretary
PLEASE VOTE — YOUR VOTE IS IMPORTANT

MONEYGRAM INTERNATIONAL, INC.
1550 Utica Avenue South
Minneapolis, Minnesota 55416
ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

Annual Meeting	May 10, 2005 9:00 a.m., Central Time	The Grand Hotel 612 Second Avenue South Minneapolis, Minnesota 55402

Purpose	1. Elect three directors.

2. Approve the MoneyGram International, Inc. 2005 Omnibus Incentive Plan.

3. Ratify and approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2005.

4. Any other proper business.

Proxies Solicited By	We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, in person or by telephone, electronic transmission and facsimile transmission. In addition, we have hired Georgeson Shareholder Communications Inc. to distribute and solicit proxies. We will pay Georgeson a fee of $7,500, plus out-of-pocket expenses, for these services.

First Mailing Date	We anticipate mailing the proxy statement on or about March 31, 2005.

Record Date	March 17, 2005. On the record date, 86,684,971 shares of our common stock were outstanding.

Voting	You are entitled to vote at the meeting if you are a holder of record on the record date. Each share of common stock is entitled to one vote. You may vote in person at the meeting, or by automated telephone voting or by proxy.

Proxies	With the exception of broker non-votes described under “Voting Procedures” in the enclosed materials, we will vote signed returned proxies “FOR” the Board’s director nominees, “FOR” approval of the 2005 Omnibus Incentive Plan and “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2005, unless you vote differently on the proxy card. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy may be voted for another person as the proxy holders decide.

Revoking Your Proxy	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed under “Voting Procedures” in the enclosed materials.

Your Comments	Your comments about any aspects of our business are welcome. Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.
PLEASE VOTE — YOUR VOTE IS IMPORTANT

OUR SPIN-OFF FROM VIAD CORP
Background
      MoneyGram International, Inc. (“MoneyGram,” “we” or “us”) became an independent public company when all of our outstanding common stock was distributed to the stockholders of Viad Corp (“Viad”) in a tax-free spin-off transaction effective June 30, 2004 (referred to in this proxy statement as the “Spin-Off”). MoneyGram continues the payment services businesses previously conducted by Viad’s former wholly owned subsidiary Travelers Express Company, Inc. (“Travelers Express”) and Travelers Express’ subsidiaries, prior to the Spin-Off. Viad continued the remaining business consisting of convention and event services, exhibit design and construction, and travel and recreation services.
      Upon completion of the Spin-Off, the existing Board of Directors of Viad were elected to the first Board of Directors of MoneyGram, along with our Chief Executive Officer, Philip W. Milne. Several members of the Board of Directors resigned from their directorships at Viad, but four continue to serve as directors of both companies. The directorships held by each director of MoneyGram are listed under “Proposal 1: Election of Directors” in their respective biographies. At the time of the Spin-Off, the Board appointed the executive officers of MoneyGram, all of whom had previously been officers of Travelers Express.
Treatment of Equity Ownership
      In the Spin-Off, holders of Viad common stock received one share of MoneyGram stock for each Viad share held on the record date of the Spin-Off. In addition, each outstanding and unexercised option to purchase Viad common stock was adjusted to consist of an option to purchase one share of Viad common stock and one share of MoneyGram common stock. The exercise prices of the MoneyGram and Viad stock options were adjusted based on the relative trading prices of Viad and MoneyGram’s common stock immediately following the Spin-Off. Holders of Viad restricted stock received one share of MoneyGram restricted stock for each share of Viad restricted stock held on the record date. Holders of stock units under deferred compensation plans of Viad received one MoneyGram stock unit for each Viad stock unit held on the record date.
      The current directors and executive officers of MoneyGram previously served as directors of Viad or officers of Travelers Express. As a result, this proxy statement contains information regarding compensation and equity awards granted to them by Viad under Viad’s equity compensation plans prior to the Spin-Off, and holdings of shares of MoneyGram, and stock options and restricted stock of both Viad and MoneyGram, following the Spin-Off.
PROPOSAL 1: ELECTION OF DIRECTORS
Board Structure
      The Board of Directors of MoneyGram is divided into three classes, with the number of directors to be divided as equally as possible among the three classes. Directors are elected for staggered terms of three years. If a vacancy exists or occurs during the year, the vacant directorship may be filled by the vote of the remaining directors for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires. There are currently ten members of the Board. Three directors are to be elected at this year’s annual meeting.

Director Nominees
      Information concerning the three nominees for election as directors and the seven directors whose terms of office will continue after the annual meeting is set forth below.
      Ms. Judith K. Hofer, and Messrs. Robert C. Krueger and Philip W. Milne are nominated for three-year terms expiring in 2008. These nominees and the other directors have served as directors of MoneyGram since the Spin-Off.
      The Board of Directors is informed that each of the three nominees is willing to serve as a director; however, if any nominee cannot or will not serve as a director, the proxy may be voted for another person as the persons named on the proxies decide.

Judith K. Hofer	Ms. Hofer has served as a director of MoneyGram since June, 2004. She is a consultant to the May Department Stores Company, a position she has held since 2002. Ms. Hofer formerly served as the President and Chief Executive Officer of May Merchandising/MDSI, a May Department Stores Company from 2000 to 2002, and as President and Chief Executive Officer of Filene’s, a division of the May Department Stores Company, from 1996 to 2000. Ms. Hofer is also a director of Ashworth, Inc., an apparel company; Payless Shoe Source, Inc., a retail shoe company; and Viad Corp, our former parent company and currently a convention and event services, exhibit design and construction, and travel and recreation services company. Age 65.

Robert C. Krueger	Mr. Krueger has served as a director of MoneyGram since June 2004. Mr. Krueger is a public speaker and former U.S. Congressman, U.S. Ambassador-at-Large and Coordinator for Mexican Affairs, U.S. Ambassador, U.S. Senator, Duke University professor and dean, and Distinguished Visiting Professor at Rice University, University of Texas and Texas State University. Mr. Krueger has acted as a consultant to third party businesses interested in international trade and U.S. government policy since 2000. Mr. Krueger was a Visiting Research Fellow at Merton College, Oxford University in 2000, and prior thereto was U.S. Ambassador to Burundi from 1994 to 1996, U.S. Ambassador to Botswana, and Special Representative of the U.S. Secretary of State to Southern African Development Community from 1996 to 2000. Age 69.

Philip W. Milne	Mr. Milne currently serves as our President, Chief Executive Officer and director, positions he has held since June 2004. He is also currently the President and Chief Executive Officer of Travelers Express Company, Inc., our principal operating subsidiary, a position he has held since 1996. Mr. Milne joined Travelers Express Company, Inc. in 1991 and served as General Manager of the official check business from 1991 until early 1992, as Vice President, General Manager of the Payment Systems segment from 1992 until early 1993, and as Vice President, General Manager of the Retail Payment Products group from 1993 to 1996. Age 45.
Board Voting Recommendation
      The Board recommends to the stockholders that they vote FOR the election of the director nominees. The three director nominees receiving the highest number of votes will be elected.

Directors Continuing in Office

For Terms Expiring at the 2006 Annual Meeting:

Robert H. Bohannon	Mr. Bohannon is the Chairman, President and Chief Executive Officer of Viad Corp, our former parent company and currently a convention and event services, exhibit design and construction, and travel and recreation services company, positions he has held since 1997. From 1993 to 1996, he was President and Chief Executive Officer of Travelers Express Company, Inc. Age 60.

Donald E. Kiernan	Mr. Kiernan is the retired Senior Executive Vice President and Chief Financial Officer of SBC Communications, Inc., a telephone, wireless and data communication services company. He served as Chief Financial Officer of SBC Communications, Inc. from 1993 until his retirement in 2001. He is also a director of Health Management Associates, Inc., a hospital and medical services company; LaBranche & Co. Inc., a broker-dealer specialist firm; and Seagate Technology, a technology services company. Age 64.

Douglas L. Rock	Mr. Rock is the Chairman of the Board of Directors, a position that he has held since 1991, and Chief Executive Officer, a position he has held since 1989, of Smith International, Inc., a worldwide supplier of products and services to the oil and gas exploration and production industry. He is also a director of CE Franklin Ltd., a Canadian supplier of products and services to the energy industry. Age 58.

For Terms Expiring at the 2007 Annual Meeting:

Jess T. Hay	Since 1987 Mr. Hay has served as Chairman of the Texas Foundation for Higher Education, a non-profit organization promoting higher education in the State of Texas and since 1995 has served as Chairman of HCB Enterprises Inc., a private investment firm. In 1994, Mr. Hay retired after 29 years of service as Chief Executive Officer of Lomas Financial Group, a financial services company. He retired from service on the board of SBC Communications Inc., a telephone communications company in 2004, and the board of Exxon Mobil Corporation, a petroleum refining company, in 2001. He is currently a director of Trinity Industries, Inc., an industrial transportation company, and Viad Corp. Age 74.

Linda Johnson Rice	Ms. Rice serves as President and Chief Executive Officer, and a director, of Johnson Publishing Company, Inc., publisher of Ebony and Jet magazines, a position that she has held since 2002. From 1987 to 2002, she was President and Chief Operating Officer of that company. She is a director of Bausch & Lomb Inc., an ophthalmic goods company; Kimberly-Clark Corporation, a paper products company; and Omnicom Group Inc. an advertising services company. Age 47.

Albert M. Teplin	Dr. Teplin is an economist and since 2003 has served as a consultant to the Board of Governors of the Federal Reserve System, the U.S. Department of Commerce, the International Monetary Fund and the European Central Bank. Dr. Teplin served as Senior Economist for the Board of Governors of the Federal Reserve System from 2001 to 2003 and was Chief of the Flow of Funds Section of the Board of Governors of the Federal Reserve System from 1989 to 2001. Dr. Teplin is also a Director of Viad Corp. Age 59.

Timothy R. Wallace	Mr. Wallace is Chairman, President and Chief Executive Officer of Trinity Industries, Inc., a diversified manufacturer of railcars, barges, highway safety products and various other industrial equipment, a position he has held since 1999. He was Chief Operating Officer of Trinity Industries, Inc. from 1996 through 1998. Age 51.
BOARD OF DIRECTORS AND GOVERNANCE
Corporate Governance Guidelines
      Our Board has adopted Corporate Governance Guidelines that describe the duties of directors, Board operations and committee matters, director qualifications and selection process, director compensation, chief executive officer evaluation, management succession and annual Board evaluations. The Guidelines are attached as Appendix A to this proxy statement and are available in the Investor Relations portion of our website at www.moneygram.com. Copies of the Guidelines are also available in print to any stockholder who submits a request to MoneyGram International, Inc., 1550 Utica Avenue South, Minneapolis, Minnesota 55416, Attention: Corporate Secretary.
Board Meetings
      The Board of Directors held two regular and two special meetings during 2004. Each director attended all of the meetings of the Board and all of the meetings of the committees on which the director served.
Director Independence
      The Board has determined that the following directors are independent within the meaning of the listing standards of the New York Stock Exchange, applicable Securities and Exchange Commission (“SEC”) regulations and the categorical standards for independence in MoneyGram’s Corporate Governance Guidelines attached as Appendix A to this proxy statement: Jess T. Hay, Judith K. Hofer, Linda Johnson Rice, Donald E. Kiernan, Robert C. Krueger, Douglas L. Rock, Albert M. Teplin and Timothy R. Wallace.
Board Committees
      The Board maintains four committees: Corporate Governance and Nominating Committee, Audit Committee, Human Resources Committee and Finance and Investment Committee. Each Committee of the Board has a separate written charter that is available on MoneyGram’s website at www.moneygram.com. Copies of the Committee charters are also available in print to any stockholder who submits a request to MoneyGram International, Inc., 1550 Utica Avenue South, Minneapolis, Minnesota 55416, Attention: Corporate Secretary.
      Membership on the Corporate Governance and Nominating, Audit, and Human Resources Committees is limited to independent directors. The Board of Directors has determined that each member of these Committees is an independent director within the meaning of the listing standards of the New York Stock Exchange, applicable SEC regulations and the categorical standards for independence in MoneyGram’s Corporate Governance Guidelines.
      Each committee of the Board reports regularly to the full Board and annually evaluates its own performance. The committees meet periodically during the year, usually in conjunction with regular meetings of the Board. The primary responsibilities of the Committees are summarized below.
      •  Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for recommending to the Board of Directors a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies on the Board. The Committee also is responsible for an assessment of the Board’s performance. The Committee reviews, and from time to time proposes changes to, our Corporate Governance Guidelines and the compensation and benefits of non-employee directors. The Committee has authority to retain a search firm to identify director candidates and to retain a compensation consultant to assist in the evaluation of director compensation. The Committee held two regular meetings and one special meeting during 2004. Current members: Ms. Rice (Chair), and Messrs. Hay, Krueger and Wallace.
      •  Audit Committee. The Audit Committee appoints our independent registered public accounting firm and assists the Board in monitoring the quality and integrity of MoneyGram’s financial statements, our compliance with legal and regulatory requirements and the independence and performance of our internal auditor and our independent registered public accounting firm. The Committee conducts regularly scheduled executive sessions with management and with our independent registered public accounting firm. The Committee also has sole authority to appoint or replace our independent registered public accounting firm. The independent registered public accounting firm reports directly to the Committee. The Charter of the Audit Committee is attached to this proxy statement as Appendix B. The Committee held three regular meetings and one special meeting during 2004. Current members: Mr. Kiernan (Chair), Ms. Hofer, Mr. Rock and Dr. Teplin.
      The Board has determined that all members of the Audit Committee are financially literate under the New York Stock Exchange listing standards and that Donald E. Kiernan, Chair of the Audit Committee, qualifies as an “audit committee financial expert” under the rules of the SEC. The Board also has determined that Mr. Kiernan’s service on more than three audit committees of public companies does not impair his ability to serve effectively on the Audit Committee.
      •  Human Resources Committee. The Human Resources Committee oversees development and implementation of a compensation strategy designed to enhance profitability and stockholder value. The Committee also reviews and approves, subject to ratification by independent members of the Board, the salary and other compensation of the Chief Executive Officer, approves salaries and other compensation of executive officers, determines incentive compensation targets and awards under various compensation plans and makes grants of stock options and other awards under our stock incentive plans. The Committee has authority to retain a compensation consultant to be used to assist in the evaluation of senior executive compensation. In 2004, the Committee retained Hewitt & Associates, LLC as its compensation consultant. The Committee held two regular meetings during 2004. Current members: Mr. Hay (Chair), Mmes. Hofer and Johnson Rice, and Mr. Wallace.
      •  Finance and Investment Committee. The Finance and Investment Committee assists the Board in establishing and monitoring compliance with policies regarding investments, capital, foreign currency and credit. The Committee also reviews recommendations regarding strategic equity investments, acquisitions, dispositions, equity offerings and indebtedness, subject to limitations established by the Board of Directors. In addition, the Committee receives reports concerning the pension trust investment performance. The Committee held one regular meeting and one special meeting in 2004. Current members of the Committee are: Messrs. Rock (Chair), Hay, Kiernan and Teplin.
Meetings of Non-Management Directors
      The Board schedules regular executive sessions of the non-management directors. Mr. Hay was appointed as the Presiding Director to preside at the executive sessions for a two year term. In 2004, the Board held two executive sessions of the non-management directors, which included all directors except Mr. Milne. An executive session of the independent directors, which includes all directors except Messrs. Bohannon and Milne, will be held at least annually. An executive session of independent directors was held in February 2005.
Attendance at Annual Stockholder Meetings
      Since our Spin-Off from Viad, we have not held an annual meeting of stockholders. Under our Corporate Governance Guidelines, directors are expected to attend the annual meeting of stockholders, Board meetings and meetings of committees on which they serve.

Director Nominations
      Our Corporate Governance Guidelines describe the process for selection of director nominees, including desired qualifications. Although there are no minimum qualifications for nominees, a candidate for Board service must possess the ability to apply good business judgment, have demonstrated the highest level of integrity, be able to properly exercise the duties of loyalty and care in the representation of the interests of stockholders and must be able to represent all of the stockholders fairly and equally. Candidates should also exhibit proven leadership capabilities, and experience in business, finance, law, education, technology or government. In addition, candidates should have an understanding regarding major issues facing public companies similar in scope to MoneyGram. Experience in payment or financial services would be an added benefit. Candidates must have, and be prepared to devote, adequate time to the Board and its committees. The Corporate Governance and Nominating Committee will seek to promote through the nomination process an appropriate diversity on the Board of experience (including international experience), expertise, perspective, age, gender and ethnicity. The Board will also consider the independence of a nominee under the listing standards of the New York Stock Exchange, applicable SEC regulations and the Board’s categorical standards for independence which are contained as Annex A to our Corporate Governance Guidelines.
      In general, candidates for Board membership are evaluated, regardless of the source of the nomination, by the Corporate Governance and Nominating Committee for recommendation to the Board in accordance with the Committee’s charter and the procedures described in the Corporate Governance Guidelines. The Committee may employ a third party search firm to assist in identifying director candidates.
      A stockholder making a nominating recommendation for the election of a director must ensure that the nomination complies with our bylaw provisions on making stockholder proposals at an annual meeting. For information regarding stockholder proposals for our 2006 annual meeting, see the section below entitled “Stockholder Proposals for the 2006 Annual Meeting.”
Stockholder Communications with Board of Directors
      Stockholders may communicate directly with our Board of Directors, an individual director, our presiding director or the non-management directors as a group by submitting the communication in writing to the attention of the Secretary at the following address: MoneyGram International, Inc., 1550 Utica Avenue South, Minneapolis, Minnesota 55416, Attention: Corporate Secretary. The Corporate Secretary will forward all communications to the directors on a periodic basis, generally in advance of the Board’s next regularly scheduled meeting. At the instruction of the Chairman, communications directed to the Board as a whole, but relating to the area of competence of one of the Board’s committees, will be delivered to that committee, with a copy to the Chairman. The entire text of our Policy on Stockholder Communications with the Board of Directors is contained in Annex B to our Corporate Governance Guidelines, which are attached as Appendix A to this proxy statement and are also posted in the Investor Relations section of our website at www.moneygram.com.
Code of Ethics
      All of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, are subject to our Code of Ethics and our Always Honest policy. These documents are available on MoneyGram’s website at www.moneygram.com. Copies of these documents are also available in print to any stockholder who submits a request to MoneyGram International, Inc., 1550 Utica Avenue South, Minneapolis, Minnesota 55416, Attention: Corporate Secretary.
Compensation of Directors
      Each non-employee director receives compensation for service on the Board of Directors and its committees as described below. Directors who are also officers or employees of MoneyGram (only

Mr. Milne) do not receive any special or additional remuneration for service on the Board of Directors or any of its committees.
      •  Retainers and Fees. Mr. Bohannon receives an annual retainer of $300,000 for his services as Chairman of the Board of Directors, in accordance with terms negotiated at the time of the Spin-Off. Non-employee directors, other than the Chairman, receive an annual retainer of $30,000. Committee Chairs receive an additional annual retainer of $5,000, except for the Audit Committee Chair, who receives an additional annual retainer of $10,000. All retainers paid in 2004 were pro-rated. The retainers are payable quarterly, in arrears, other than the Chairman’s retainer, which is payable monthly. Non-employee directors other than the Chairman also receive a fee of $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended.
      •  Deferred Compensation Plans. Non-employee directors may defer all or part of their retainers and fees in the form of cash or stock units pursuant to deferred compensation plans that we adopted following the Spin-Off.
      Under the terms of the Spin-Off, participants with stock units in the Deferred Compensation Plan for Directors of Viad Corp, a plan we assumed, received one MoneyGram stock unit for each Viad stock unit held. Participants with stock units under this Plan may also convert the Viad stock units in their accounts into MoneyGram stock units pursuant to a conversion policy adopted by the Board of Directors. After the Spin-Off, MoneyGram directors were eligible to defer, in the form of cash or stock units, retainers and meeting fees earned through December 31, 2004 pursuant to the Deferred Compensation Plan for Directors of MoneyGram International, Inc. (the “2004 Deferred Compensation Plan”). Due to the deferred compensation provisions of the American Jobs Creation Act of 2004, we discontinued deferrals after December 31, 2004 under the 2004 Deferred Compensation Plan and the Board of Directors adopted the 2005 Deferred Compensation Plan for Directors of MoneyGram International, Inc. (the “2005 Deferred Compensation Plan”), pursuant to which participants may defer, in the form of cash or stock units, retainers and meeting fees earned since January 1, 2005.
      Deferred amounts under the above plans are credited quarterly and are payable in cash after termination of a director’s service on the Board. Amounts deferred in the form of cash receive interest at the rate of long-term medium-quality bonds. Amounts deferred in the form of stock units are converted to units based on the value of MoneyGram’s common stock on the last business day of the quarter and are payable upon distribution in cash based on the value of MoneyGram’s and/or Viad’s common stock calculated in accordance with the terms of the plan. Stock units are credited with additional stock units in an amount equal to any dividends paid to MoneyGram or Viad stockholders, as the case may be.
      •  Option and Restricted Stock Grants. Non-employee directors receive an initial grant of 2,500 non-qualified stock options and 1000 shares of restricted stock upon election or appointment to the Board, and an equivalent additional grant in February of each year during their term. No initial or annual grants were made by MoneyGram in 2004. At the time of the Spin-Off, Mr. Bohannon received a grant of 50,000 shares of MoneyGram restricted stock for his service as Chairman of the Board, 25,000 shares of which vested on the date of the grant and 25,000 shares of which will vest on June 30, 2006.
      On February 17, 2005, options to purchase 2,500 shares of common stock and 1,000 shares of restricted stock were granted to each non-employee director. Stock options granted to non-employee directors have an exercise price equal to the fair market value of MoneyGram common stock on the date of the grant, and vest in three equal annual installments beginning on the first anniversary of the date of the grant. Shares of restricted stock granted to non-employee directors vest in full on the first anniversary of the date of the grant.
      •  Charitable Award Program. Non-employee directors may participate in the Directors’ Matching Gift Program. The program provides for corporate matching of charitable contributions made by non-employee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year.

      •  Other Benefits. We provide non-employee directors with accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $250,000 when they are traveling on corporate business.
SECURITY OWNERSHIP OF MANAGEMENT
Ownership Guidelines for Directors and Officers
      We believe it is important to align the financial interests of our directors and officers with those of our stockholders. We have adopted guidelines which specify the minimum amount of stock that directors and officers are expected to own on a direct basis, including stock or stock units which are subject to market risk, but excluding stock issuable upon exercise of options.
      Directors who elect to participate are entitled to receive stock units pursuant to our 2004 and/or 2005 Deferred Compensation Plans. Officers were formerly able to purchase Viad stock units pursuant to a Deferred Compensation Plan which is described below under “Executive Compensation and Other Information.” The officers and Viad Board members who participated in Viad’s deferred compensation plans received MoneyGram stock units when Viad stock units were converted into units of both Viad and MoneyGram stock pursuant to the terms of the Spin-Off. Stock units are subject to market risk in the same manner as common stock because they have a value equal to the market price of our common stock.
      The guidelines require officers of MoneyGram to own stock or stock units which have a value within a range of one and one-half to five times that individual’s annual base salary, depending on salary level. Officers have a period of five years from the date the guidelines were adopted, or from the date such person becomes an officer, to achieve compliance. The guidelines call for each non-employee director to own stock or stock units which have a value equal to five times the annual retainer payable to a director.
      The following table sets forth information as of February 18, 2005 concerning beneficial ownership of our common stock and stock units by each director and director nominee, each of the executive officers named in the Summary Compensation Table below and all of our directors and executive officers as a group. Except as otherwise indicated, a person has sole voting and investment power with respect to the common stock beneficially owned by that person.

Name of	Amount and Nature
Beneficial	of Beneficial	Percent of	Stock
Owner	Ownership (1)(2)(3)	Class (3)	Units (4)

Robert H. Bohannon	1,452,530	1.7%
Jess T. Hay	64,786	*	74,292
Judith K. Hofer	100,977	*	72,259
Donald E. Kiernan	19,022	*	11,285
Robert C. Krueger	13,251	*
Linda Johnson Rice	57,550	*	12,618
Douglas L. Rock	43,634	*	26,149
Albert M. Teplin	8,667	*	2,723
Timothy R. Wallace	43,634	*	12,354
Philip W. Milne	436,813	*	17,108
David J. Parrin	44,734	*
Anthony P. Ryan	101,402	*
William J. Putney	92,561	*
Mary A. Dutra	78,607	*
All Directors and Executive Officers as a Group (18 persons total)	2,654,704	3.1%	228,788

*	Less than 1%

(1)	Includes restricted shares (for which individuals have sole voting power and no investment power) and shares underlying options exercisable within 60 days, as follows: Philip W. Milne 107,800 shares restricted stock and 280,288 options, David J. Parrin 21,733 shares restricted stock and 21,634 options, Anthony P. Ryan 21,133 shares restricted stock and 70,162 options, William J. Putney 18,883 shares restricted stock and 63,067 options, Mary A. Dutra 12,666 shares restricted stock and 51,971 options.

(2)	Includes the following shares held in the 401(k) Plan trust, (for which participants have shared voting power and sole investment power), as follows: Philip W. Milne 9,044 shares, Mary A. Dutra 3,306 shares, David J. Parrin 537 shares, William J. Putney 3,037 shares, Anthony P. Ryan 3,852 shares.

(3)	Stock units are not included in the beneficial ownership totals or in the percent of ownership because there are not yet any issued shares and there is no voting or investment power.

(4)	Includes, as applicable, stock units held pursuant to the Deferred Compensation Plan for Directors of Viad Corp, the Deferred Compensation Plan for Directors of MoneyGram International, Inc., and the Travelers Express Company, Inc. Deferred Compensation Plan. Amounts deferred under the 2005 Deferred Compensation Plan will be credited beginning on April 1, 2005 and are not included. These deferred compensation plans are described above under “BOARD OF DIRECTORS AND GOVERNANCE — Compensation of Directors” and below under “EXECUTIVE COMPENSATION AND OTHER INFORMATION — Deferred Compensation Plan.”
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth information concerning beneficial ownership of our common stock by those persons known by MoneyGram to be the beneficial owners of more than 5% of MoneyGram’s outstanding common stock as of February 18, 2005. Except as otherwise indicated, a person has sole voting and investment power with respect to the common stock beneficially owned by that person.

	Amount and Nature of
Name and Address	Beneficial Ownership		Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	8,530,198	(1)	9.6%

Pzena Investment Management, LLC 120 West 45th Street, 34th Floor New York, NY 10036	5,905,740	(2)	6.7

FMR Corp. 82 Devonshire Street Boston, MA 02109	4,750,359	(3)	5.4

(1)	Based on a Schedule 13G filed on February 11, 2005. T. Rowe Price Associates, Inc. has sole voting power over 1,201,798 shares and sole dispositive power over 8,530,198 shares. T. Rowe Price reported that it serves as an investment adviser for individual and institutional clients and that no one client accounts for more than 5% of the total outstanding common stock.

(2)	Based on a Schedule 13G filed on February 11, 2005. Pzena Investment Management, LLC has sole voting power over 4,240,030 shares and sole dispositive power over 5,905,740 shares. Pzena Investment Management reported that it serves as an investment adviser for clients and that no one client accounts for more than 5% of the total outstanding common stock.

(3)	Based on a Schedule 13G filed on February 11, 2005. FMR Corp. has sole voting power over 1,800 shares and sole dispositive power over 4,750,359 shares. FMR Corp. reported that its wholly-owned subsidiary Fidelity Management & Research Company serves as an investment adviser to various investment company clients and that no one client accounts for more than 5% of the total outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires that our director and executive officers, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership of our securities with the SEC and the New York Stock Exchange. Based on our records and written representations from reporting persons, we believe that all reports for directors and executive officers that were required to be filed were filed in 2004 on a timely basis.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors is comprised of the following non-employee directors: Donald E. Kiernan (Chair), Judith K. Hofer, Douglas L. Rock and Albert M. Teplin. All of the members of the Audit Committee are independent directors as defined under the New York Stock Exchange listing standards. In addition, the Board has determined that all members of the Audit Committee are financially literate under the New York Stock Exchange listing standards and that Mr. Kiernan qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.
      The Audit Committee operates under a written charter adopted by the Board of Directors, which is evaluated annually. The charter of the Audit Committee appears as Appendix B to the proxy statement of which this report is a part, and is also available on our website at www.moneygram.com. The Audit Committee selects, evaluates and, where deemed appropriate, replaces MoneyGram’s independent registered public accounting firm. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit services.
      The Committee also considered whether non-audit services provided by the independent registered public accounting firm during fiscal 2004 were compatible with maintaining the independent registered public accounting firm’s independence and concluded that such non-audit services did not affect the firm’s independence.
      Management is responsible for MoneyGram’s internal controls and the financial reporting process. MoneyGram’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on MoneyGram’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In this context, the Audit Committee has reviewed MoneyGram’s audited financial statements for fiscal 2004 and has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the independent registered public accounting firm. Management represented to the Audit Committee, and Deloitte concurred, that our consolidated financial statements for fiscal 2004 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with Deloitte. The Audit Committee also discussed with Deloitte matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
      Deloitte also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Deloitte the accounting firm’s independence.

      Based upon the Audit Committee’s discussion with management and Deloitte, and the Audit Committee’s review of the representation of management and the report of Deloitte to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in MoneyGram’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.

Respectfully submitted,

Donald E. Kiernan (Chair)
Judith K. Hofer
Douglas L. Rock
Albert M. Teplin

INFORMATION REGARDING INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The aggregate fees billed to MoneyGram for fiscal years 2004 and 2003 by Deloitte & Touche LLP are as follows (in thousands):

	2004	2003

Audit fees(1)	$627	$390
Audit-related fees(2)	355	205
Tax fees(3)	50	26
All other fees	-	-

Total fees	$1,032	$622

(1)	Audit fees for 2004 include the audit of MoneyGram’s consolidated financial statements, including quarterly reviews, and the separate audits of the financial statements of our subsidiary Travelers Express and its subsidiary, MoneyGram Payment Systems, Inc. (“MPSI”) required for regulatory purposes. Audit fees for 2003 include the separate audits of Travelers Express and MPSI while subsidiaries of Viad, which fees were paid directly by Travelers Express. No specific allocation was made to Travelers Express or its subsidiaries by Viad for the costs related to the audit of Viad’s 2003 consolidated financial statements.

(2)	Audit-related fees include professional services rendered in connection with an audit of the internal controls relating to the official check processing business (SAS 70 service organization report) and regulatory compliance filings required by certain foreign countries in which MoneyGram conducts business. In addition, 2004 fees include professional services rendered in connection with the Form 10 filing for the Spin-Off from Viad and the audits of the MoneyGram benefit plans.

(3)	Tax fees for 2004 include professional services rendered in connection with the review of MoneyGram’s tax returns and other tax compliance and planning matters. Tax fees for 2003 include professional services rendered in connection with tax planning matters.
      The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm, including the fees and terms for those services. The Audit Committee has adopted a policy and procedures governing the pre-approval process for audit, audit-related and permitted non-audit services. The Audit Committee pre-approves audit and audit-related services in accordance with its review and approval of the engagement letter and annual service plan with the independent registered public accounting firm. Tax consultation and compliance services are considered by the Audit Committee on a project-by-project basis. Non-audit and other services will be considered by the Audit Committee for pre-approval based on business purpose, reasonableness of estimated fees and the potential impact on the firm’s independence. The Chair of the Audit Committee is authorized to grant pre-approval of audit or permissible non-audit services on behalf of the Audit Committee and is required to review such pre-approvals with the full Audit Committee at its next meeting.
HUMAN RESOURCES COMMITTEE REPORT
The Committee
      The Human Resources Committee of the Board is comprised solely of independent directors, within the meaning of the listing standards of the New York Stock Exchange, applicable SEC regulations and the categorical standards for independence in MoneyGram’s Corporate Governance Guidelines. The Committee oversees design and implementation of an executive compensation strategy, policies and programs intended to enhance profitability of MoneyGram and stockholder long-term value.

Overall Objectives
      MoneyGram was separated from Viad on June 30, 2004 and became a separate public company. For the remainder of 2004 after becoming a separate public company, MoneyGram generally continued the compensation programs and policies which previously applied to executives, while it was part of Viad. However, the Human Resources Committee did make compensation decisions during 2004 which are discussed in this Report. The Human Resources Committee also began the process of reviewing and examining compensation programs to determine if they are still appropriate or should be revised now that MoneyGram is a separate public company.
      In reviewing overall compensation for fiscal year 2004, the Human Resources Committee focused on MoneyGram’s objectives to attract executive officers of high caliber, to retain its executive officers, to encourage the highest level of performance from such executive officers and to align the financial interests of management with those of its stockholders. MoneyGram did not utilize any specific formula or guidelines in reviewing and approving executive compensation, except in regard to annual bonuses.
Compensation Philosophy
      MoneyGram’s compensation programs and policies were designed to:

•	Attract and retain high caliber, experienced talent;

•	Be viewed as fair by external stakeholders based on the value delivered by the management team;

•	Encourage proactive contributions by individuals and accountability for the overall success of MoneyGram; and

•	Support future growth and long-term value creation for stockholders.
      To ensure that MoneyGram’s compensation programs are properly benchmarked with those of our competitors, the Committee compares MoneyGram’s compensation practices to a compensation survey group. This group is a somewhat broader and more diverse group of companies than those included in the MoneyGram peer group index shown under the “Stockholder Return Performance Graph” below and consists of companies that compete with MoneyGram for executive talent and have executive positions similar in breadth, complexity and scope of responsibility to those of MoneyGram. As a general rule, the Committee endeavors to provide total compensation for each of MoneyGram’s executives which is at or near the median for the compensation survey group. Although in 2004 the total compensation for MoneyGram’s executive officers was lower than the median, such is not expected to be the case in the future.
      When setting pay levels, the Committee also considers:

•	MoneyGram’s financial performance, including net income, earnings per share growth, net revenue and cash flow;

•	MoneyGram’s size and complexity; and

•	Each executive’s contribution to MoneyGram’s overall results.
Key Elements of Executive Officer Compensation Program
      For 2004, the key elements of MoneyGram’s executive officer compensation program consisted of base salary, annual bonus, and stock option and performance-based restricted stock grants from Viad (prior to MoneyGram becoming a separate public company). In awarding or approving compensation to executive officers in fiscal year 2004, the Human Resources Committee considered the present and potential contributions of the executive officers to MoneyGram, the ability of MoneyGram to attract and retain qualified executive officers in light of the competitive environment of MoneyGram’s industry and MoneyGram’s financial condition and results of operations. After MoneyGram became a separate public company, total compensation for our executives was targeted at the median of its compensation peer group which is made up of similar companies and subsidiaries and divisions of larger companies that generally compete with MoneyGram for talent.
Base Salary and Annual Bonus
      Base salary and annual bonus for executive officers are determined by reference to company-wide and individual performances for the previous fiscal year. The factors considered by the Human Resources Committee include both strategic and operational needs of the Company, as well as MoneyGram’s financial performance. In addition to company-wide measures of performance, the Human Resources Committee considered performance factors particular to each executive officer, including the performance of the area(s) for which such officer had management responsibility and the individual accomplishments of such officer.
      Base salaries for executive officers were determined primarily by reference to industry norms, the principal job duties and responsibilities undertaken by such persons, individual performance and other relevant criteria. The Human Resources Committee considered it appropriate and in the best interests of the Company and its stockholders to leave base salaries for its executive officers as previously determined by Viad for the first half of 2004, with the exception of salaries for three officers that were adjusted upward in November to be market competitive.
      The Human Resources Committee has decided to continue to utilize formulaic bonuses for the executive officers named in the Summary Compensation Table, as was done when the Company was part of Viad. The bonuses are paid under a Management Incentive Plan, administered by the Committee, which provides cash compensation to our key executives, in order to provide them with an incentive to achieve performance goals established every year under the plan, and to provide effective management and leadership to that end.
      The Committee establishes targets to be employed for the plan year no later than 90 days after the beginning of the year, after receiving the recommendations of our chief executive officer. These targets include goals based on revenue and either operating or pre-tax income, cash flow, and, for our corporate employees, on earnings per share and/or operating income. Finally, there may be discretionary performance measurements.
      The level of achievement of the goals for a given year determines the size of the bonus pools for participants. These bonus pools will then be further adjusted within a range of 95% to 105% of the initial amount, depending on the level of achievement of the revenue target established for that year. The bonus pools available are then divided among eligible participants in accordance with a pre-established formula. Once the formula has been applied, the Human Resources Committee may adjust the actual bonus amounts downwards for executive officers, and upwards or downwards for all other participants.
      For 2004, aggregate bonuses paid under the Management Incentive Plan totaled $6,794,369, including bonuses paid to the Named Executive Officers as follows: Mr. Milne $684,800; Mr. Parrin $321,100, Mr. Ryan $294,600; Mr. Putney $278,300 and Ms. Dutra $245,000.
Equity Awards
      MoneyGram was separated from Viad on June 30, 2004, and did not grant any regular annual equity awards to its executives during 2004. It intends to make regular annual grants of equity awards, primarily in the form of restricted shares, performance units and stock options in 2005, pursuant to the MoneyGram International, Inc. 2004 Omnibus Incentive Plan. Future awards will be made pursuant to the MoneyGram International, Inc. 2005 Omnibus Incentive Plan, if approved by stockholders. (See Proposal 2.)
      While MoneyGram did not grant annual equity awards to executives in 2004, Viad did grant executives stock options prior to MoneyGram becoming a separate public company. The Viad equity awards held by executives were converted into Viad and MoneyGram equity awards at the time MoneyGram was separated from Viad.
Chief Executive Officer’s Compensation
      During 2004, Mr. Philip W. Milne served as MoneyGram’s President and Chief Executive Officer, positions in which he continues to serve.
      On September 1, 2004, the Human Resources Committee approved an annual base salary of $575,000 for Mr. Milne for the second half of 2004. This represented a raise of $155,000 from his annual base salary for 2003 and the first half of 2004, which was granted in part to recognize the additional duties and responsibilities Mr. Milne assumed as MoneyGram became a separate public company. The Committee set Mr. Milne’s salary and raise after considering comparative market data concerning the base salaries of CEOs at comparable public companies.
      As stated above, the Human Resources Committee approved an annual bonus of $684,800 for Mr. Milne for 2004. This bonus was based on a formula established by Viad that incorporated operating income, cash flow and other corporate performance, with a modifier based on revenue. Because actual operating income, cash flow, other corporate performance and revenues for 2004 were significantly above targeted amounts, the annual bonus for the CEO paid out at 200% of target.
Chief Executive Officer’s Employment Agreement
      MoneyGram entered into an Employment Agreement with Mr. Milne in 2004. Terms and provisions of the agreement are described below under “Executive Employment and Severance Agreements.”
Policy With Respect To Qualifying Compensation for Deductibility
      MoneyGram’s ability to deduct compensation paid to named executive officers is generally limited by Section 162(m) of the Internal Revenue Code to $1 million annually. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. As MoneyGram was separated from Viad on June 30, 2004, special transition rules under Code Section 162(m) apply, which have the effect of not causing MoneyGram to be subject to Section 162(m)’s $1 million limit until the annual stockholder meeting which occurs in May 2006.
      To date, all compensation paid to executive officers has been deductible. Although the Committee will be mindful of the provisions of § 162(m) as it fixes future compensation and components thereof, the Committee will not permit those artificial constraints to impair the best interests of the Company and its stockholders.

Respectfully Submitted,

Jess T. Hay, (Chair)
Judith K. Hofer
Linda Johnson Rice
Timothy R. Wallace

STOCKHOLDER RETURN PERFORMANCE GRAPH
      The following graph compares the cumulative total return from June 22, 2004 to December 31, 2004 for our common stock, our peer group index of payment services companies and the S&P 500 Index. In connection with our Spin-Off, our common stock began when-issued trading on the New York Stock Exchange on June 22, 2004 upon effectiveness of the registration of our common stock with the SEC. The peer group index of payment services companies consists of: Ceridian Corporation, Certegy Inc., CSG Systems International Inc., DST Systems, Inc., eFunds Corporation, First Data Corporation, Fiserv, Inc., Global Payments Inc., Jack Henry & Associates, Inc. and Total System Services, Inc. The graph assumes the investment of $100 in each of our common stock, the S&P 500 Index and our peer group index on June 22, 2004, and the reinvestment of all dividends as and when distributed.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG MONEYGRAM INTERNATIONAL, INC.,
PEER GROUP INDEX AND S&P 500 INDEX
CUMULATIVE TOTAL RETURN

	6/22/04	6/30/04	7/31/04	8/31/04	9/30/04	10/31/04	11/30/04	12/31/04

MONEYGRAM INTERNATIONAL, INC.	100.00	105.64	95.90	85.64	87.64	95.44	109.76	108.53
PEER GROUP INDEX	100.00	101.40	98.41	94.89	98.30	94.90	97.56	100.33
S&P 500 INDEX	100.00	100.00	96.69	97.08	98.13	99.63	103.66	107.19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Robert H. Bohannon, Chairman of our Board of Directors, served in 2004, and continues to serve as Chairman of the Board of Directors, President and Chief Executive Officer of Viad Corp, our former parent company. Philip W. Milne, President, Chief Executive Officer, and a director of MoneyGram, served as an executive officer of Viad Corp in 2004 prior to the Spin-Off.
      In 2004, prior to the Spin-Off MoneyGram made payments to Viad of approximately $85.1 million for dividends, overhead allocations and taxes. MoneyGram also made payments to Viad in 2004 of approximately $0.3 million for use of Viad’s corporate aircraft.
      In connection with the separation of the two companies, MoneyGram and Viad entered into several agreements for the purpose of governing the relationship between the companies following the Spin-Off, which are summarized below. Each of these agreements has been filed with the SEC.
Separation and Distribution Agreement. The separation and distribution agreement provides for the principal corporate transactions that were required to effect the separation of MoneyGram from Viad, the Spin-Off, the division of liabilities between MoneyGram and Viad, and other matters governing the relationship between Viad and MoneyGram following the Spin-Off. MoneyGram paid Viad approximately $154.3 million pursuant to this agreement in 2004.
Employee Benefits Agreement. The employee benefits agreement provides for the allocation of employees and employee benefit plans between Viad and MoneyGram, and the transfer, assignment and assumption of associated liabilities and related assets. Pursuant to this agreement, MoneyGram assumed sponsorship of Viad’s qualified pension plan, under which all benefit accruals have been frozen. MoneyGram also assumed certain liabilities under Viad’s supplemental executive retirement plans and certain liabilities under deferred compensation and medical benefit plans for certain directors and executive officers of Viad. The employee benefits agreement also provided for the treatment of stock options and restricted stock held by current and former employees of MoneyGram as well as current and former Viad employees. MoneyGram made payments to Viad pursuant to this agreement of approximately $0.8 million in 2004.
Interim Services Agreement. Under the interim services agreement, Viad provides specified services to MoneyGram on an interim basis, including tax services, internal audit services, real estate services, and insurance accounting and claims processing services. Viad charges a fee for its services determined and allocated according to methods consistent with those in place before the Spin-Off. The services will generally be provided for a term of up to two years from the date of the Spin-Off. MoneyGram made payments to Viad of approximately $0.8 million under the interim services agreement in 2004.
Tax Sharing Agreement. The tax sharing agreement provides, among other things, for the allocation between Viad and MoneyGram of federal, state, local and foreign tax liabilities for all periods through the Spin-Off date. In general, the tax sharing agreement provides that MoneyGram will be liable for all federal, state, local and foreign tax liabilities that are attributable to the business of MoneyGram for periods through the Spin-Off date, and that Viad will be responsible for all other taxes for periods through the Spin-Off date. In 2004, MoneyGram made payments to Viad totaling approximately $38.2 million for taxes and Alternative Minimum Tax credits which were transferred from Viad to MoneyGram pursuant to this agreement.
      Payments from MoneyGram to Viad for 2005 are anticipated to be approximately $14.0 million, including payments pursuant to the interim services agreement, payments for taxes pursuant to the tax sharing agreement, and the purchase of a partial interest in Viad’s corporate aircraft.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
      The following table contains compensation information for our Chief Executive Officer and our other four executive officers who were the most highly compensated for the year ended December 31, 2004 (the “Named Executive Officers”). Prior to June 30, 2004, we were a subsidiary of Viad. Compensation for those periods was determined by Viad.

			Annual Compensation			Long Term Compensation

								Long Term
					Other	Restricted	Securities	Incentive	All
					Annual	Stock	Underlying	Plan	Other
Name and			Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation
Principal Position	Year		($)	($)(1)	($)(2)	($)(3)(4)(5)	(#)(6)	($)(7)	($)(8)

Philip W. Milne	2004		495,712	684,800	35,923	654,675	36,600	-	10,415
President, Chief	2003		415,385	228,500	38,767	289,191	45,700	-	5,631
Executive Officer	2002		400,001	100,000	40,294	830,376	45,700	243,800	6,000

David J. Parrin	2004		321,054	321,100	35,500	91,350	11,500	-	9,988
Vice President, Chief	2003		307,048	115,000	18,614	132,618	12,500	-	-
Financial Officer	2002	(9)	167,308	39,400	8,888	218,520	11,000	-	-

Anthony P. Ryan	2004		312,692	294,600	27,508	96,425	12,100	-	6,665
Vice President,	2003		288,990	169,400	14,360	132,618	10,000	-	4,516
General Manager	2002		246,750	55,500	10,858	223,983	8,200	49,500	4,271
Global Funds Transfer

William J. Putney	2004		309,231	278,300	24,874	73,588	9,500	-	8,735
Vice President, Chief	2003		294,231	100,000	10,147	116,210	10,000	-	6,000
Investment Officer	2002		237,756	61,900	10,642	204,863	6,700	49,500	5,546

Mary A. Dutra	2004		245,035	245,000	22,596	65,975	8,200	-	9,408
Vice President,	2003		226,060	113,000	9,855	70,411	8,500	-	6,000
General Manager	2002		188,183	39,300	9,855	125,649	5,100	-	5,646
Payment Systems

(1)	Bonuses represent awards in recognition of achievements in each year under the Viad Corp Management Incentive Plan in 2002 and 2003 and the MoneyGram Management Incentive Plan in 2004.

(2)	Other annual compensation represents primarily financial counseling, car allowances, club dues and reimbursement for taxes paid on certain benefits.

(3)	Amounts represent the value of Viad restricted stock granted by Viad prior to the Spin-Off based on the closing price of Viad common stock on the date of grant. In the Spin-Off, each holder of Viad restricted stock received one share of MoneyGram restricted stock for each share of Viad restricted stock held on the record date of the Spin-Off. See “Our Spin-Off from Viad Corp — Treatment of Equity Ownership” above. The value of MoneyGram restricted stock received by the Named Executive Officers as a result of the one-for-one distribution in the Spin-Off was as follows on July 1, 2004, calculated based on the number of shares held and the closing price of MoneyGram common stock on such date:

	MoneyGram Restricted Stock
	Value at 7/1/2004

	2004	2003	2002
Name	Grants	Grants	Grants

Philip W. Milne	$547,734	$299,343	$645,392
David J. Parrin	76,428	137,273	169,840
Anthony P. Ryan	80,674	137,273	174,086
William J. Putney	61,567	120,289	159,225
Mary A. Dutra	55,198	72,883	97,658

(4)	Dividends are paid on both Viad and MoneyGram restricted stock at the same rate as paid on the Viad and MoneyGram common stock, respectively. The awards in each of 2002, 2003 and 2004 include a grant of restricted stock which vests in three equal annual installments beginning one year from the date of grant. The awards in 2002 include a grant of performance driven restricted stock which vests, subject to forfeiture, 100% on the third anniversary of the date of grant if performance targets during each of the preceding three years are met, or 100% on the fourth anniversary of the date of grant if performance targets are met at an average level of least 75% over the preceding four years. The awards in 2003 and 2004 also include a grant of performance based restricted stock which vests, subject to forfeiture, based on the level of achievement of performance targets in the year of grant as follows: (1) if performance targets are met, the shares vest in three equal annual installments beginning one year from the date of grant; or (2) if performance targets are met at a level between 90% and 100% for the 2003 grant, or 80% and 100% for the 2004 grant, a fixed portion of 25% plus an additional ratable portion of up to 75% of the shares will vest in three equal annual installments beginning one year from the date of grant.

(5)	At December 31, 2004, the aggregate number and value of shares of Viad and MoneyGram restricted stock held by the Named Executive Officers were as follows, calculated based on the number of shares held and the closing price of the common stock on such date:

			MoneyGram
	Viad Restricted Stock		Restricted Stock
Name	Held at 12/31/2004		Held at 12/31/2004

	(#)(a)	($)	(#)	($)

Philip W. Milne	21,325	$607,549	85,300	$1,803,242
David J. Parrin	4,516	128,661	18,066	381,915
Anthony P. Ryan	4,616	131,510	18,466	390,371
William J. Putney	4,016	114,416	16,066	339,635
Mary A. Dutra	2,658	75,726	10,633	224,782

(a)	Adjusted for Viad one-for-four reverse stock split effected July 1, 2004.

(6)	Amounts represent the number of shares underlying options granted by Viad prior to the Spin-Off, which have not been adjusted to reflect Viad’s one-for-four reverse stock split effected July 1, 2004. At the time of the Spin-Off, each option to purchase a share of Viad common stock was converted into an option to purchase one share of Viad common stock and an option to purchase one share of MoneyGram common stock. See “Our Spin-Off from Viad Corp — Treatment of Equity Ownership” above. The number of shares underlying options to purchase Viad common stock and options to purchase MoneyGram common stock held by the Named Executive Officers as a result of the Spin-Off was as follows on July 1, 2004:

			Securities
		Securities	Underlying
		Underlying Viad	MoneyGram
		Options	Options
		at 7/1/2004	at 7/1/2004
Name	Year	(#)(a)	(#)

Philip W. Milne	2004	9,150	36,600
	2003	11,424	45,700
	2002	11,425	45,700
David J. Parrin	2004	2,874	11,500
	2003	3,124	12,500
	2002	2,750	11,000
Anthony P. Ryan	2004	3,025	12,100
	2003	2,499	10,000
	2002	2,050	8,200
William J. Putney	2004	2,374	9,500
	2003	2,500	10,000
	2002	1,674	6,700
Mary A. Dutra	2004	2,050	8,200
	2003	2,124	8,500
	2002	1,274	5,100

(a)	Adjusted for Viad one-for-four reverse stock split effected July 1, 2004.

(7)	Long-term incentive plan payouts represent payments under the Viad Corp Performance Unit Incentive Plan for the 1999 — 2001 performance period. No payments were made under the Viad Corp Performance Unit Incentive Plan for the 2002 — 2004 performance period.

(8)	Amounts represent the value of matching contributions under the Viad 401(k) Plan made in the form of Viad common stock prior to the Spin-Off and the value of matching contributions under the MoneyGram 401(k) Plan made in the form of MoneyGram common stock after the Spin-Off.

(9)	Mr. Parrin joined Travelers Express on June 10, 2002.
Stock Options — Option Grants in Last Fiscal Year
      The table below provides information regarding options to purchase shares of Viad common stock granted by Viad to the Named Executive Officers in 2004. The potential realizable values in both tables below are presented for illustrative purposes only. They are calculated based solely on arbitrarily assumed rates of appreciation required by the SEC. The ultimate value of the options depends on the future performance of the common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in the table will be achieved.
Option Grants in 2004 — Viad Options

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation
	Underlying	Employees	Exercise		For Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted (1)	Year (2)	($/Share) (3)	Date	5% ($)	10% ($)

Philip W. Milne	36,600	5.1%	$25.38	2/18/2011	$584,070	$1,480,148
David J. Parrin	11,500	1.6%	25.38	2/18/2011	183,519	465,074
Anthony P. Ryan	12,100	1.7%	25.38	2/18/2011	193,094	489,339
William J. Putney	9,500	1.3%	25.38	2/18/2011	151,603	384,192
Mary A. Dutra	8,200	1.1%	25.38	2/18/2011	130,857	331,618

(1)	Not adjusted for Viad one-for-four reverse stock split effected July 1, 2004. The number of securities underlying options granted, as adjusted for the one-for-four reverse stock split, is as follows: Mr. Milne, 9,150; Mr. Parrin, 2,874; Mr. Ryan, 3,025; Mr. Putney, 2,374; Ms. Dutra, 2,050. See Note 6 to Summary Compensation Table.

(2)	Calculated as a percentage of options to purchase shares of Viad common stock granted to all Viad employees in 2004.

(3)	The option exercise price is the closing price on the date of the grant, which has not been adjusted for the one-for-four reverse stock split effected July 1, 2004. The exercise price of the Viad stock options was adjusted to $24.22 per share in the Spin-Off, and was calculated by multiplying the exercise price of the Viad stock option by four times a fraction, the numerator of which was the closing price of a share of Viad common stock on July 1, 2004 (divided by four to reflect the reverse stock split) and the denominator of which was that price plus the closing price of a share of MoneyGram common stock on July 1, 2004.

The options vest in equal portions over five years, beginning one year from the date of the grant. The options are subject to forfeiture and non-competition provisions. The exercise price may be paid by delivery of already owned shares, and tax withholding obligations resulting from the exercise may be paid by surrendering a portion of the shares being acquired, subject to certain conditions. In the event of a change in control, the options vest immediately and may be surrendered for cash.
      No options to purchase shares of MoneyGram common stock were granted during 2004 to any of the Named Executive Officers. However, at the time of the Spin-Off, each option to purchase a share of Viad common stock was converted into an option to purchase one share of Viad common stock and an option to purchase one share of MoneyGram common stock. As a result, the Named Executive Officers received one option to purchase MoneyGram common stock for each option to purchase Viad common stock they held on the record date of the Spin-Off. See “Our Spin-Off from Viad Corp — Treatment of Equity Ownership in Spin-Off” above. The table below provides information regarding the options the Named Executive Officers received under the terms of the Spin-Off distribution:
Option Grants in 2004 — MoneyGram Options

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation
	Underlying	Employees	Exercise		For Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted	Year (1)	($/Share) (2)	Date	5% ($)	10% ($)

Philip W. Milne	36,600	5.2%	$19.32	2/18/2011	$444,699	$1,126,954
David J. Parrin	11,500	1.6%	19.32	2/18/2011	139,728	354,098
Anthony P. Ryan	12,100	1.7%	19.32	2/18/2011	147,018	372,572
William J. Putney	9,500	1.3%	19.32	2/18/2011	115,427	292,515
Mary A. Dutra	8,200	1.2%	19.32	2/18/2011	99,632	252,487

(1)	Calculated as a percentage of options to purchase shares of Viad common stock granted to all Viad employees in 2004.

(2)	The exercise price of the MoneyGram stock options was calculated at the time of the Spin-Off by multiplying (A) the exercise price of the original Viad option times (B) a fraction, the numerator of which was the closing price of a share of MoneyGram common stock on July 1, 2004 and the denominator of which was that price plus the closing price of a share of Viad common stock on July 1, 2004 (divided by four to reflect the reverse stock split). The options vest in five equal annual installments, beginning one year from the date of grant. The options are subject to forfeiture and non-competition provisions. The exercise price may be paid by delivery of already owned shares, and tax withholding obligations resulting from the exercise may be paid by surrendering a portion of the shares being acquired, subject to certain conditions. In the event of a change in control, the options vest immediately and may be surrendered for cash.
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values
      The following table lists the number of Viad shares acquired and the value realized as a result of option exercises relating to Viad common stock during 2004 by the Named Executive Officers. It does not include any MoneyGram shares acquired or the value realized as a result of option exercises relating to MoneyGram common stock during 2004, which are shown in a separate table below. The amounts listed in the column headed “Value of Unexercised In-the-Money Options at Fiscal Year-End,” unlike the amounts set forth in the column headed “Value Realized,” have not been, and might never be, realized. The underlying options might not be exercised; and actual gains on exercise, if any, will depend on the value of Viad common stock on the dates of exercise. There can be no assurance that these values will be realized.

Aggregated Option Exercises in 2004 — Viad Options

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at Fiscal Year-End		at Fiscal Year-End
	Acquired on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#) (1)(2)	($)	(#)	(#)	($)	($)

Philip W. Milne	5,190	$39,312	60,755	16,765	$368,457	$106,995
David J. Parrin	-	-	3,792	4,956	21,042	30,844
Anthony P. Ryan	1,650	10,956	14,450	4,690	82,949	27,772
William J. Putney	2,250	17,799	12,205	4,040	74,230	24,999
Mary A. Dutra	3,582	35,678	9,230	3,465	50,106	21,376

(1)	Adjusted for Viad one-for-four reverse stock split effected July 1, 2004.

(2)	Actual shares received may be less than the number of shares issued upon exercise due to surrendering of shares for payment of withholding taxes and exercise price. Mr. Milne surrendered 2,610 shares, for a net share issuance upon exercise of 2,580 shares. Mr. Ryan surrendered 112 shares, for a net share issuance upon exercise of 1,538 shares. Ms. Dutra surrendered 1,000 shares, for a net share issuance upon exercise of 2,582 shares.
Aggregated Option Exercises in 2004 — MoneyGram Options
      The following table lists the number of MoneyGram shares acquired and the value realized as a result of option exercises relating to MoneyGram common stock during 2004 by the Named Executive Officers. It does not include any Viad shares acquired or the value realized as a result of option exercises relating to Viad common stock during 2004, which are shown in the table above. The amounts listed in the column headed “Value of Unexercised In-the-Money Options at Fiscal Year-End,” unlike the amounts set forth in the column headed “Value Realized,” have not been, and might never be, realized. The underlying options might not be exercised; and actual gains on exercise, if any, will depend on the value of our common stock on the dates of exercise. There can be no assurance that these values will be realized.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at Fiscal Year-End		at Fiscal Year-End
	Acquired on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#) (1)	($)	(#)	(#)	($)	($)

Philip W. Milne	6,068	$50,180	257,734	67,066	$939,305	$235,532
David J. Parrin	-	-	15,167	19,833	43,179	67,146
Anthony P. Ryan	-	-	64,409	18,766	229,038	59,020
William J. Putney	-	-	57,834	16,166	245,021	54,264
Mary A. Dutra	3,764	33,482	47,498	13,866	208,592	46,352

(1)	Actual shares received may be less than the number of shares issued upon exercise due to surrendering of shares for payment of withholding taxes and exercise price. Mr. Milne surrendered 4,149 shares, for a net share issuance upon exercise of 1,919 shares.
Pension Plans
      The following table shows estimated annual retirement benefits payable to covered participants for the years of service and compensation level indicated. It assumes retirement at age 65. If a participant retired earlier than age 65, the benefits would be reduced by 4% for each year between ages 62 and 65 and 5% for each year between ages 55 and 62. No reductions apply for retirees with 30 or more years of service.
      The benefits are paid under the MoneyGram Pension Plan (“MPP”) and applicable schedules of the Travelers Express Company, Inc. Supplemental Pension Plan (“Supplemental Plan”). All benefit accruals under the MPP ceased as of December 31, 2003. Benefits continue to accrue under the Supplemental Plan. Benefits under the Supplemental Plan generally vest when the participant has become fully vested in his or her benefit under the MPP, or achieves five years of service without regard to breaks in service. However, a participant’s right to receive benefits from and after January 1, 2000, is subject to compliance with a non-competition covenant. The compensation covered by these plans is annual salary and one-half of annual bonus, as reported in the Summary Compensation Table. Actual benefits will be calculated on the basis of the average of a participant’s last five years of covered compensation prior to retirement. The plans may be amended at any time, but benefits may not be retroactively reduced.
      Upon a change of control, our Chief Executive Officer’s benefits under the plans will be fully vested and paid out in a single lump sum payment, unless an acquiring entity’s long-term unsecured debt obligations have a credit rating from Standard & Poors of at least “A.”
Pension Plan Table

Years of Credited Service

Remuneration	10 Years	15 Years	20 Years	25 Years	30 Years

$200,000	$35,531	$53,297	$71,062	$88,828	$93,828
250,000	45,531	68,297	91,062	113,828	120,078
300,000	55,531	83,297	111,062	138,828	146,328
400,000	75,531	113,297	151,062	188,828	198,828
500,000	95,531	143,297	191,062	238,828	251,328
600,000	115,531	173,297	231,062	288,828	303,828
750,000	145,531	218,297	291,062	363,828	382,578
1,000,000	195,531	293,297	391,062	488,828	513,828
1,250,000	245,531	368,297	491,062	613,828	645,078
1,500,000	295,531	443,297	591,062	738,828	776,328
1,750,000	345,531	518,297	691,062	863,828	907,578
2,000,000	395,531	593,297	791,062	988,828	1,038,828
2,250,000	445,531	668,297	891,062	1,113,828	1,170,078
2,500,000	495,531	743,297	991,062	1,238,828	1,301,328
2,750,000	545,531	818,297	1,091,062	1,363,828	1,432,578
      The Internal Revenue Code (“Code”) and the Employee Retirement Income Security Act (“ERISA”) limit the annual benefits that may be paid from a tax-qualified retirement plan such as the MPP. As permitted by the Code and ERISA, the Supplemental Plan authorizes the payment of benefits calculated under provisions of the MPP that may be above the limits permitted under the Code and ERISA for those executives entitled to participate in the Supplemental Plan.
      Benefits are computed on a single life annuity basis. The amounts shown are before any adjustment for joint and survivorship provisions, which would reduce the amounts shown in the table. To the extent benefits are subject to any offset amounts, including social security, such benefits reflect those reductions.
      As of December 31, 2004, the years of credited service and covered compensation for the Named Executive Officers were as follows: Mr. Milne, 14 years, $526,642; Mr. Parrin, 3 years, $413,264; Mr. Ryan, 10 years, $325,031; Mr. Putney, 12 years, $303,629; Ms. Dutra, 17 years, $249,699.

Deferred Compensation Plan
      MoneyGram does not currently have an active deferred compensation plan for employees. A select group of management or highly compensated employees were formerly able to defer the receipt of incentive compensation paid under Viad incentive plans, pursuant to the terms of the Travelers Express Company, Inc. Deferred Compensation Plan. The plan is not currently active and no new deferrals may be made thereunder.
      The plan is administered by a compensation committee appointed by our Chief Executive Officer. Participants were allowed to defer incentive compensation into a cash account and, if designated by the committee, into a stock unit account based on Viad common stock. Participants had limited opportunities to convert cash account balances to stock unit accounts and vice versa. After the Spin-Off, the Board of Directors allowed participants a one-time opportunity to elect to convert stock unit account balances from Viad stock units to stock units of MoneyGram.
      Generally, the time and method of payment of participants’ accounts was established at the time the deferral election was made. However, participants may in limited circumstances obtain hardship withdrawals with the committee’s consent. In addition, the committee will have the discretion to cause a participant’s deferral account to be paid in a lump sum. In the event of a change of control, as defined in the plan, all accounts under the plan will be immediately paid out in cash or stock, as applicable.
      An account under the plan is maintained for each participant. Amounts credited to a stock unit account were converted into stock units based on the closing price of Viad common stock as reported for the New York Stock Exchange Composite Transactions on the day of the credit. Cash accounts are credited quarterly with interest at rates determined by the committee. Currently, the interest rate equals the yield as of March 31, June 30, September 30, and December 31 on Merrill Lynch Taxable Bond Index — Long Term Medium Quality (A3) Industrial Bonds. Stock units are credited with additional units for stock dividends, and additional units having a value equal to dividends in cash or other property, to the extent we declare dividends with record dates during the deferral period. Appropriate adjustments will be made to reflect any recapitalization, reclassification, split-up, spin-off, sale of assets, combination or merger affecting our common stock.
      The plan is unfunded and unsecured, and we are not required to segregate physically any amounts of money or otherwise provide funding or security for any amounts credited to the deferred incentive accounts of participants in the plan.
      We may from time to time amend, suspend or terminate the plan, in whole or in part, but no amendment, suspension or termination of the plan can, without the consent of a participant, adversely affect the participant’s right to receive payment of the entire amount credited to his or her deferred incentive account on the date of the action. If we suspend or terminate the plan, we may pay out all accounts immediately or in previously determined installments.
EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS
Executive Employment Agreement
      Mr. Milne is employed pursuant to an employment agreement dated October 26, 2004. The term of his agreement continues through July 31, 2005. The agreement provides for a current annual salary of $575,000, subject to adjustment by action of the Human Resources Committee and the Board. The agreement also provides that Mr. Milne is entitled to participate in incentive compensation and other fringe benefit programs. Payment of awards under the incentive compensation plans is subject to the sole discretion of the Human Resources Committee.
      The agreement may be terminated by MoneyGram for cause, for disability or at the discretion of the Board. In the event of termination for cause, Mr. Milne would not be entitled to any salary or benefits following the date of termination. In the event of termination for disability, Mr. Milne would be entitled to receive retirement benefits pursuant to the benefit plans described above under “EXECUTIVE COMPENSATION AND OTHER INFORMATION — Pension Plans”. In the event of a termination at the discretion of the Board, Mr. Milne would be entitled to continued salary and benefits through the remaining term of the employment agreement.
Severance Agreements
      Executive Severance Agreements. MoneyGram has entered into an executive severance agreement with each of the Named Executive Officers. Our executive severance agreements provide each of the participants with severance benefits if the participant’s employment is terminated by us without cause, or by the participant for good reason (as those terms are defined in the severance plans) within 36 months after a change of control.
      Severance benefits include lump sum severance compensation equal to a multiple of the following sum:

•	the participant’s highest annual salary;

•	the participant’s greatest cash bonus under the Management Incentive Plan for any of the preceding four years or, if higher, his or her target bonuses for the fiscal year in which the change of control occurs; and

•	the participant’s greatest cash bonus under the Performance Unit Incentive Plan for any of the preceding four years or, if higher, the aggregate value of shares when earned during a performance period under any performance-related restricted stock award during the preceding four years, or if higher, the aggregate value at the time of grant of target shares awarded to the participant under the performance-related restricted stock programs for the fiscal year in which the change of control occurs.
      The multiple generally equals three times a fraction, the numerator of which is 36 minus the number of full months the participant was employed following the change of control, and the denominator of which is 36.
      The participant will also receive continued welfare benefits coverage for the period of severance benefits, an additional pension benefit as if he or she continued to work for the same period, and outplacement benefits. In no event will a participant’s severance under the applicable Executive Severance Agreement be less than the severance he or she would receive under our applicable regular severance plan.
      In addition, the agreements provide that a participant who resigns other than for good reason or retirement during the 30-day period beginning on the first anniversary of the change of control will receive the severance benefits described above, with a multiple of two.
      The agreements also provide a tax gross-up feature to make the participants whole for any federal excise taxes on change of control payments, and for payment of any legal fees incurred by the participants to enforce their rights under the plan.
      Severance Pay Plan. In addition to the Executive Severance Agreements described above, MoneyGram has adopted a Severance Pay Plan. Eligible participants in the Severance Pay Plan are former employees who meet all eligibility requirements of the plan, and to whom MoneyGram, in its sole discretion, issues a severance pay award. The severance pay award may not exceed two times the former employee’s annual compensation during the calendar year immediately preceding termination. The plan is not intended to promise any severance benefit to any employee before MoneyGram issues a specific written description of a severance benefit to such employee.

Effect of Change of Control on Executive Benefits
      Several of our compensation and benefit plans contain provisions for enhanced benefits upon a change of control of MoneyGram. These enhanced benefits include immediate vesting of stock options, restricted stock, performance based restricted stock, and stock unit awards, and the ability to surrender options for cash. In addition, a pro-rata portion of the annual cash bonuses payable under the Management Incentive Plan would become immediately payable, calculated on the basis of achievement of performance goals through the date of the change of control, and a cash payment pursuant to the Performance Unit Incentive Plan would become payable, calculated as if each of the pre-defined targets were met at 100%, and prorated from the date of the grant to the date of the change of control. Pursuant to the Travelers Express Company, Inc. Deferred Compensation Plan, the balance of a participant’s cash account would become immediately payable in cash, and the balance of a participant’s stock unit account would become immediately payable in stock. Pursuant to the MoneyGram Pension Plan and the Travelers Express Company, Inc. Supplemental Pension Plan, the Chief Executive Officer may also be entitled to accelerated vesting of benefits, depending upon the credit rating of the acquiring entity.
PROPOSAL 2: APPROVAL OF THE MONEYGRAM INTERNATIONAL, INC.
2005 OMNIBUS INCENTIVE PLAN
      The stockholders are asked to vote to approve the MoneyGram International, Inc. 2005 Omnibus Incentive Plan (which we refer to in this section of the proxy statement as the “2005 Omnibus Plan”).
      On February 17, 2005, the Board adopted, subject to stockholder approval, the 2005 Omnibus Plan. The purpose of the 2005 Omnibus Plan is to promote the interests of MoneyGram and our stockholders by aiding us in attracting and retaining employees, officers, consultants, advisors and non-employee directors who we expect will contribute to our growth and financial performance for the benefit of our stockholders.
      We currently award stock options, restricted stock, and performance-based awards under the MoneyGram International, Inc. 2004 Omnibus Incentive Plan (the “2004 Omnibus Plan”). As of March 1, 2005, we had approximately 2 million shares remaining available for future awards under the 2004 Omnibus Plan. No further awards will be made pursuant to the 2004 Omnibus Plan upon stockholder approval of the 2005 Omnibus Plan.
      The Board believes that the 2005 Omnibus Plan, which permits awards with more flexible terms than the 2004 Omnibus Plan, will allow us to better align incentive compensation with increases in stockholder value. The flexibility of the 2005 Omnibus Plan in types and specific terms of awards will allow future awards to be based on then-current objectives for aligning compensation with stockholder value. Stockholder approval of the 2005 Omnibus Plan will permit us to award short-term and long-term incentives that achieve these goals.
      The following is a summary of the material terms of the 2005 Omnibus Plan and is qualified in its entirety by reference to the 2005 Omnibus Plan. A copy of the 2005 Omnibus Plan is attached as Appendix C to this proxy statement.
Administration
      The Human Resources Committee will administer the 2005 Omnibus Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2005 Omnibus Plan. In addition, the committee can specify whether, and under what circumstances, awards to be received under the 2005 Omnibus Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the committee. Subject to the provisions of the 2005 Omnibus Plan, the committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The committee has authority to interpret the

2005 Omnibus Plan and establish rules and regulations for the administration of the 2005 Omnibus Plan.
      The committee may delegate its powers under the 2005 Omnibus Plan to one or more directors (including a director who is also one of our officers), except that the committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a way that would violate Section 162(m) of the Internal Revenue Code. In addition, the committee may authorize one or more of our non-director officers to grant stock options under the 2005 Omnibus Plan, provided that stock option awards made by these officers may not be made to executive officers or directors who are subject to Section 16 of the Exchange Act. The Board of Directors may also exercise the powers of the committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.
Eligible Participants
      Any employee, officer, consultant, advisor or non-employee director providing services to us or any of our affiliates, who is selected by the committee, is eligible to receive an award under the 2005 Omnibus Plan. As of the date of this proxy statement, approximately 1670 employees, officers and directors were eligible as a class to be selected by the committee to receive awards under the 2005 Omnibus Plan.
Shares Available For Awards
      The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2005 Omnibus Plan will be 7.5 million. Certain awards under the 2005 Omnibus Plan are subject to limitations as follows:

•	No person may be granted under the 2005 Omnibus Plan in any calendar year awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 500,000 shares in the aggregate.

•	Our non-employee directors, as a group, may not be granted awards in the aggregate of more than 3% percent of the shares available for awards under the 2005 Omnibus Plan.

•	A maximum of 7.5 million shares will be available for granting incentive stock options under the 2005 Omnibus Plan, subject to the provisions of Section 422 or 424 of the Internal Revenue Code or any successor provision.
      The committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2005 Omnibus Plan.
      If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the shares previously set aside for such award will be available for future awards under the 2005 Omnibus Plan. If shares of restricted stock awarded under the 2005 Omnibus Plan are forfeited or otherwise reacquired by us prior to vesting, those shares will again be available for awards under the 2005 Omnibus Plan. In addition, shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will again be available for granting awards, except that, after May 10, 2015, any previously issued shares withheld in connection with the satisfaction of tax obligations relating to restricted stock will not be available again for granting awards. Prior to May 10, 2015, any previously issued shares that are used as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will again be available for awards under the 2005 Omnibus Plan.

Types of Awards and Terms and Conditions
      The 2005 Omnibus Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.
      Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2005 Omnibus Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2005 Omnibus Plan will be made in accordance with methods and procedures established by the committee. The term of awards will not be longer than 10 years from the date of grant.
      Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the committee. The option exercise price may be payable either in cash or, at the discretion of the committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.
      Stock Appreciation Rights. The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the committee.
      Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the committee. The minimum vesting period for these awards is three years from the date of grant, unless the award is conditioned on personal performance, or the performance of MoneyGram or its affiliates, in which case the minimum vesting period is one year from the date of grant; provided, however, that such minimum vesting period will not apply to grants of up to 200,000 shares of restricted stock and restricted stock units to non-employee directors. The committee also may permit accelerated vesting in the case of a participant’s death, disability or retirement, or a change in control of MoneyGram. If the participant’s employment or service as a director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the committee determines that it would be in our best interest to waive the remaining restrictions.

      Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our stockholders, with respect to the number of shares determined by the committee. Dividend equivalents will be subject to other terms and conditions determined by the committee.
      Performance Awards. The committee may grant awards under the 2005 Omnibus Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the committee in compliance with Section 162(m) of the Internal Revenue Code. The committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Internal Revenue Code.
      Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The committee may establish rules during the first 90 days of a performance period to permit the committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, including asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
      Under the 2005 Omnibus Plan, the committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants. The maximum amount that may be paid with respect to performance awards to any participant in the aggregate in any calendar year is $5,000,000 in value, whether payable in cash, stock or other property.
      Stock Awards. The committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the committee and the limitations in the 2005 Omnibus Plan.
      Other Stock-Based Awards. The committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the committee and the limitations in the 2005 Omnibus Plan.
      Duration, Termination and Amendment. Unless discontinued or terminated by the Board, the 2005 Omnibus Plan will expire on May 10, 2015. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2005 Omnibus Plan prior to expiration may extend beyond the expiration of the 2005 Omnibus Plan through the award’s normal expiration date.
      The Board may amend, alter, suspend, discontinue or terminate the 2005 Omnibus Plan at any time, although stockholder approval must be obtained for any action that would increase the number of shares of our common stock available under the 2005 Omnibus Plan, increase the award limits under the 2005 Omnibus Plan, permit awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2005 Omnibus Plan. Stockholder approval is also required for any action that requires stockholder approval under the rules and regulations of the SEC, the New York Stock Exchange or any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to us.
Prohibition on Repricing Awards
      Without the approval of our stockholders, the committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2005 Omnibus Plan.
Transferability of Awards
      Unless otherwise provided by the committee, awards under the 2005 Omnibus Plan may only be transferred by will or by the laws of descent and distribution.
Federal Income Tax Consequences
      Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.
      Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.
      Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.
      Awards Other than Options and SARs. As to other awards granted under the 2005 Omnibus Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.
      As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.
      Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2005 Omnibus Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2005 Omnibus Plan.
      Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.
      Delivery of Shares for Tax Obligation. Under the 2005 Omnibus Plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.
      New Plan Benefits. No benefits or amounts have been granted, awarded or received under the 2005 Omnibus Plan. In addition, the committee in its sole discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2005 Omnibus Plan were to be approved by the stockholders. The closing price of a share of our common stock as reported on the New York Stock Exchange on March 21, 2005, was $20.02.
Equity Compensation Plan Information
      The following table provides information about our common stock that may be issued as of December 31, 2004 under the 2004 Omnibus Plan, which is our only existing equity compensation plan. The 2004 Omnibus Plan was approved by Viad, as our sole stockholder, prior to the Spin-Off. The table does not include information about our proposed 2005 Omnibus Plan which is being submitted for stockholder approval at the meeting. No further awards will be made pursuant to the 2004 Omnibus Plan upon stockholder approval of the 2005 Omnibus Plan.

Number of securities
remaining available
	Number of securities		for future issuance
	to be issued	Weighted average	under equity
	upon exercise	exercise price ($)	compensation plans
	of outstanding	of outstanding	(excluding securities
	options, warrants	options, warrants	reflected in
Plan Category	and rights	and rights	column (a))

	(a)	(b)	(c)

Equity compensation plans approved by stockholders	5,596,741(1)	$17.99	2,159,393(2)(3)
Equity compensation plans not approved by stockholders	None	None	None
Total	5,596,741(1)	$17.99	2,159,393(2)(3)

(1)	Column (a) does not include any restricted stock awards that have been issued under the 2004 Omnibus Plan or any stock units granted under any deferred compensation plan. In 2004, 55,000 shares of restricted stock were granted under the 2004 Omnibus Plan.

(2)	The numbers reflected in this column are based on the 7,811,134 shares authorized for issuance under the 2004 Omnibus Plan. The number of shares available for grant under the 2004 Omnibus Plan in each calendar year is equal to 2% of the total number of shares of common stock outstanding as of the first day of each year. Any shares available for grant in a particular calendar year which are not granted in such year are carried forward and added to the shares available for grant in any subsequent calendar year.

(3)	In addition to the grant of options, warrants or rights, includes up to 1,507,226 shares of common stock that could be issued as restricted stock.
Board Voting Recommendation
      The Board recommends to the stockholders that they vote FOR the approval of the 2005 Omnibus Plan. The vote required to approve the 2005 Omnibus Plan is a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter, provided that the total number of shares that vote on the proposal represents a majority of the shares outstanding on the record date.
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.
      Prior to our Spin-Off from Viad, Viad appointed Deloitte & Touche LLP as the independent registered public accounting firm of Viad and its subsidiaries, including Travelers Express, for the fiscal year ending December 31, 2004. After the Spin-Off, the Audit Committee of MoneyGram approved the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ended December 31, 2004.
      The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as independent registered public accountants to audit MoneyGram’s books and accounts for the fiscal year ending December 31, 2005, subject to ratification by the stockholders. Deloitte has audited the books and accounts of MoneyGram since 2004. Representatives of Deloitte are expected to be present at the meeting with the opportunity to make a statement and to respond to appropriate questions. Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. In the event this appointment is not ratified by our stockholders, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of MoneyGram and its stockholders.
Board Voting Recommendation
      The Board recommends to the stockholders that they vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2005. The vote required to ratify the appointment is a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter.

VOTING PROCEDURES
Voting Procedures
      The presence at the annual meeting, in person or by proxy, of a majority of shares of our common stock issued and outstanding and eligible to vote will constitute a quorum for the transaction of business at the meeting. As of the record date, the presence of holders of common stock representing at least 43,342,486 votes will be required to establish a quorum. In general, shares of common stock either represented by a properly signed and returned proxy card, or properly voted by telephone, will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum. Proxies received but marked as abstentions (or withhold authority with respect to one or more directors) and “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.
      Proxies will be voted as specified by the stockholder. Signed proxies for shares not held in “street name” with a broker or other nominee that lack any specification will be voted in favor of the election of all nominees for directors listed in this proxy statement and in favor of the other proposals set forth in the Notice of Annual Meeting of Stockholders.
      Election of Directors (Proposal 1). The three director nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may withhold their vote on the proxy card, or by following the telephone instructions. Shares represented by a properly executed proxy marked “withhold authority” with respect to one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining a quorum.
      Approval of MoneyGram International, Inc. 2005 Omnibus Incentive Plan (Proposal 2). The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required for approval of the 2005 Omnibus Incentive Plan, provided that, the total number of shares that vote on the proposal represents a majority of the shares outstanding on the record date.
      Ratification of Independent Registered Public Accounting Firm (Proposal 3). The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required for ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2005.
      A proxy marked “abstain” will have the effect of a vote against a Proposal. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to Proposal 2. Thus, if you do not give your broker or nominee specific instructions with respect to Proposal 2, your shares will be deemed not entitled to vote on that Proposal.
      If you are a participant in a 401(k) Plan of MoneyGram International, Inc., your proxy will serve as a voting instruction to the Trustee. If no voting instructions are received from a participant in a 401(k) Plan, the Trustee will vote those shares in accordance with the majority of shares voted in such Plan for which instructions were received or in the discretion of such Trustee as their fiduciary duty may require.
Revoking Your Proxy
      Proxies may be revoked if you:

•	Deliver a signed, written revocation letter, dated later than the proxy, to Teresa H. Johnson, Vice President, General Counsel and Secretary, at our Minneapolis address first listed on page 1 above.

•	Deliver a signed proxy, dated later than the prior proxy, to MoneyGram International, Inc. c/o Wells Fargo Shareowner Services, 161 N Concord Exchange Street, St. Paul, MN 55075.

•	Vote again by telephone prior to the meeting.

•	Attend the meeting and vote in person rather than by proxy. Your attendance at the meeting will not revoke your proxy unless you choose to vote in person.
Solicitation of Proxies
      The cost of solicitation will be borne by MoneyGram. Solicitation of proxies will be made primarily through the use of the mails. Proxies may be solicited on our behalf by directors, officers or employees, in person or by telephone, electronic transmission and facsimile transmission. MoneyGram has retained Georgeson Shareholder Communications, Inc. to assist us in connection with the solicitation at an estimated fee of $7,500, plus out-of-pocket expenses. MoneyGram will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
      In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2006 annual meeting of stockholders, the written proposal must be received at our principal executive offices at 1550 Utica Avenue South, Minneapolis, MN 55416, Attention: Corporate Secretary, on or before December 1, 2005. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In accordance with our bylaws, in order for a stockholder proposal not included in our proxy statement to be properly brought before the 2006 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must comply with the requirements set forth in our bylaws, and specifically, must be delivered to the Corporate Secretary of MoneyGram at our principal offices in Minneapolis, Minnesota, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 10, 2006, and no later than February 9, 2006.
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
      Our 2004 Annual Report to Stockholders, including financial statements for the year ended December 31, 2004, accompanies this proxy statement. Stockholders who wish to obtain an additional copy of our Annual Report and/or a copy of the Form 10-K filed with the SEC for the year ended December 31, 2004, may do so without charge by viewing these documents on our web site at www.moneygram.com or by writing to MoneyGram International, Inc., 1550 Utica Avenue South, Minneapolis, Minnesota 55416, Attention: Investor Relations.
OTHER MATTERS
      We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of MoneyGram.

TERESA H. JOHNSON
Vice President, General Counsel
and Secretary
Dated: March 31, 2005

APPENDIX A
MONEYGRAM INTERNATIONAL, INC.
Corporate Governance Guidelines
As Approved by Board of Directors on August 19, 2004
As Amended by the Board of Directors on February 17, 2005

1.	Director Qualifications
      The Corporate Governance and Nominating Committee will select nominees for directorship in accordance with the policies and principles in its Charter and these Corporate Governance Guidelines. The invitation to join the Board should be extended by the Chairman of the Corporate Governance and Nominating Committee and the Chairman of the Board on behalf of the Board.
      A candidate for election to the Board must possess the ability to apply good business judgment and have demonstrated the highest level of integrity. The candidate must be in a position to properly exercise his or her duties of loyalty and care in the representation of the interests of stockholders and must be able to represent all of the stockholders fairly and equally without advancing any particular stockholder or other constituency of the Corporation. Candidates should exhibit proven leadership capabilities, and experience in business, finance, law, education, technology or government. Candidates should have an understanding regarding major issues facing public companies similar in scope to the Corporation. Experience in payment or financial services would be a plus. Candidates must have, and be prepared to devote, adequate time to the Board and its Committees. The Corporate Governance and Nominating Committee will seek to promote through the nominations process an appropriate diversity on the Board of experience (including international experience), expertise, perspective, age, gender, and ethnicity.
      The Corporate Governance and Nominating Committee will assess each candidate’s qualifications in the context of the particular needs of the Board at the time. Candidates may be nominated based on vacancies on a particular committee or committees or in order to add specific experience or expertise to the Board, in which case additional qualifications may be established.
      The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. To be considered independent under the listing standards of the New York Stock Exchange, the Board will determine that a director does not have any direct or indirect material relationship with the Corporation (other than in his or her capacity as a director). To assist in determining director independence, the Board has established categorical standards which are attached hereto as Annex A.
      All directors who are members of the Audit Committee must satisfy the financial literacy requirements required for service on the Audit Committee. At least one director must qualify as an audit committee financial expert under the rules of the Securities and Exchange Commission.

2.	Submissions Regarding Nominees for Election at Annual Meetings.
      A stockholder making a nominating recommendation for the election of a director at an annual meeting of stockholders must ensure that it is received by the Corporation as provided in its Bylaws. Subject to such provisions in the Bylaws, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notice must set forth all the information required to be disclosed in solicitations of proxies for election of directors in an election contest as required by Regulation 14A under the Exchange Act of 1934.

3.	Stockholder Communications with Board of Directors.
      As set forth in SEC and NYSE rules, stockholders may communicate with the presiding director or non-management director as a group in accordance with the policy and procedures set forth on Annex B to these guidelines.

4.	Board Member Changes in Primary Role.
      It is the sense of the Board that individual directors who change the primary, professional role they held when they were elected to the Board should volunteer to resign from the Board. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Corporate Governance and Nominating Committee to review the continued appropriateness of Board membership under the circumstances.

5.	Number of Directorships.
      The Board does not believe it should establish arbitrary limits on the number of boards that a director may serve on. Directors should evaluate carefully the existing demands of their time before agreeing to serve on additional public company boards, and should advise the Chairman of the Board and the Chairman of the Corporate Governance and Nominating Committee in advance of accepting an invitation to serve on another public company board.

6.	Term Limits.
      The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Corporate Governance and Nominating Committee will review each director’s continuation on the Board no less than once every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

7.	Director Responsibilities
      The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Corporation and its stockholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Corporation’s senior executives and its outside advisors and auditors. The directors shall also be entitled to have the Corporation purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Corporation’s charter, by-laws and any indemnification agreements, and to exculpation as provided by state law and the Corporation’s charter.
      Directors are expected to attend the annual meeting of stockholders, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

8.	Separation of Offices of Chairman and Chief Executive Officer
      The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Corporation for the Board to make a determination when it elects a new chief executive officer.

9.	Board Meeting Agendas.
      The Chairman will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

10.	Meetings of Non-Management and Independent Directors.
      The non-management directors will meet periodically in executive session. The independent directors will meet in executive session at least once annually. The director who presides at these meetings will be chosen by the non-management directors.

11.	Communications with the Corporation’s Constituencies.
      The Board believes that the management speaks for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation. But it is expected that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

12.	Board Committees
      The Board may designate such committees of the Board as it deems necessary or appropriate. The Board will have at all times an Audit Committee, a Human Resources Committee, and a Corporate Governance and Nominating Committee. All of the members of the three required committees will meet the independence requirements of the New York Stock Exchange and applicable law. Committee members will be appointed by the Board upon recommendation of the Corporate Governance and Nominating Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.
      Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.
      The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.
      The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Corporation in advance.

13.	Director Access to Officers and Employees
      Directors have full and free access to officers and employees of the Corporation. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Corporation, or to the authority of the Chief Executive Officer, and will in every case advise the CEO of any material communications between a director and an officer or employee of the Corporation, unless otherwise authorized by the Chairman of the Corporate Governance and Nominating Committee.
      The Board may require regular attendance at each Board meeting of senior officers of the Corporation. If the CEO wishes to have additional Corporation personnel attend on a regular basis, this suggestion should be brought to the Board for approval.

14.	Director Compensation
      The Corporate Governance and Nominating Committee will conduct a periodic review of director compensation. The form and amount of director compensation will be determined by Board upon the recommendation of the Corporate Governance and Nominating Committee in accordance with the policies and principles set forth in its charter. The Corporate Governance and Nominating Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Corporation makes substantial charitable contributions to organizations with which a director is affiliated, or if the Corporation enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

15.	Director Orientation and Continuing Education
      The Corporation will provide orientation opportunities for new directors, which will occur within a reasonable time following the time that a director joins the Board, in order to familiarize each new director with the Corporation’s business, strategic plans, significant financial, accounting and risk management issues, and other significant issues affecting the Corporation. The Corporation will also periodically provide materials or briefing sessions for, and make seminars available to, all directors on subjects that would assist them in discharging their duties.

16.	CEO Evaluation and Management Succession
      The Human Resources Committee will conduct an annual review of the CEO’s performance, as set forth in its charter to ensure that the CEO is providing the best leadership for the Corporation in the long-term and short-term. The Human Resources Committee will report the results of its review to the Board of Directors. The Board will evaluate the Corporation’s plans with respect to succession planning, and will evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

17.	Annual Review of Board Composition and Performance Evaluation
      The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole and its Committees. This assessment will include members’ qualification as independent, as well as consideration of the above qualifications in the context of the needs of the Board.
      The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees and its members are functioning effectively. The Corporate Governance and Nominating Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Corporation and specifically focus on areas in which the Board or management believes that the Board could improve.

Annex A
Categorical Standards for Determining Independence of Directors

1.	Employees of Corporation. No director who is employed by, or whose immediate family member is an executive officer of, the Corporation or its affiliates will be considered independent until five years after the end of such employment relationship.

2.	Employees of Auditors. No director who, or whose immediate family member, is employed by or affiliated with the Corporation’s independent auditor will be considered independent until five years after the end of such affiliation or employment.

3.	Compensation. No director who, or whose immediate family member is an executive officer of the Corporation or its affiliates, receives more than $60,000 per year in direct compensation from the Corporation or its affiliates (other than director and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service) will be considered independent until five years after he or she ceases to receive more than $60,000 per year in such compensation.

4.	Interlocking Relationships. No director who, or whose immediately family member, has an interlocking relationship, as defined by the rules of the Securities and Exchange Commission, between any member of the Corporation’s Human Resources Committee or Corporate Governance and Nominating Committee and any executive officer of the Corporation will be considered independent until five years after the end of the relationship.

5.	Voting Power. No director who directly or indirectly, through any contract, arrangement, understanding, family or business relationship or otherwise, has or shares beneficial ownership of more than 10% of any class of voting equity securities of the Corporation will be considered independent.

6.	Independence of Audit Committee Members. No director who serves as a member of the Audit Committee of the Corporation’s Board of Directors will be considered independent if (a) he or she accepts directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or its affiliates (other than director and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); or (b) is an affiliated person of the Corporation or its affiliates.

7.	Commercial or Charitable Relationships. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

(a)	if the director is an executive officer or employee, or whose immediate family member is an executive officer, of another company that does business with the Corporation and/or its affiliates and the annual sales to, or purchases from, the Corporation and/or its affiliates are less than the greater of $1.0 million or 1% of the other company’s annual consolidated gross revenues;

(b)	if the director is an executive officer of another company which is indebted to the Corporation, or to which the Corporation is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company that he or she serves as an executive officer; or

(c)	if the director serves as an officer, director or trustee of a charitable organization, and (1) the Corporation’s annual charitable contributions to the organization are less than the greater of $200,000 or 1% of that organization’s total annual charitable receipts. (The Corporation’s automatic matching of director charitable contributions will not be included in the amount of the Corporation’s contributions for this purpose.)
Whether directors meet these categorical independence tests will be reviewed annually by the Board. For relationships not covered by the guidelines in paragraph 7 above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the categorical standards set forth above.

Annex B
MONEYGRAM INTERNATIONAL, INC.
Policy on Stockholder Communications with the Board of Directors
Background
NYSE Rule 303A.03 and Item 7 of Schedule 14A of the proxy rules require companies to disclose the method by which stockholders may communicate with the presiding director or non-management directors as a group, and whether a process exists to enable stockholders to communicate with the Board of Directors and its individual directors.
Policy and Procedures

1.	It is the policy of the Company to facilitate communications of stockholders with the Board of Directors, Committees of the Board and individual directors.

2.	In accordance with the rules of the New York Stock Exchange, stockholders may send communications to the Board, its committees, or individual directors, or specifically the presiding director, or the non-management directors as a group. Complaints and concerns regarding the Company, including its financial statements, accounting and auditing matters and internal accounting controls, may also be reported anonymously and confidentially via the Company’s Always Honest Hotline at 800-443-4113.

3.	The Company’s acceptance and forwarding of a communication to the Board or any member or members of the Board does not imply that the directors owe or assume any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

4.	Communications to the directors must in writing and sent care of the Company’s Secretary to the Company’s headquarters address.

5.	Upon receipt, each communication shall be entered into an intake record maintained for this purpose, including the name of the person submitting the communication, the date and time of receipt of the communication, the information concerning the person submitting the communication (required to accompany the communication) and a brief statement of the subject mater of the communication. The record shall also indicate the action taken with respect to the communication, as prescribed by these procedures.

6.	The personnel responsible for receiving and processing the communications shall send an acknowledgment of receipt to each person submitting a communication.

7.	The personnel responsible for receiving and processing the communications shall review each communication to determine whether the communication satisfies the procedural requirements for submission under these procedures.

8.	If a communication does not conform to the procedural requirements of these procedures, the communication shall be returned to the person submitting the communication, together with a brief explanation of the defect(s).

9.	Communications shall be assembled by the responsible personnel for delivery. The assembled communications shall be delivered to the directors on a periodic basis, generally in advance of each regularly scheduled meeting of the Board.

10.	The periodic deliveries of the assembled communications shall be organized chronologically, topically or in some other fashion designed to facilitate the directors’ review of the communications.

11.	The personnel responsible for receiving and processing the communications may accompany the communications delivered to the Board with relevant materials or analyses, together with any recommendations of management, that may be useful to the directors in the consideration of the communications.

12.	If so instructed by the Chairman of the Board, communications directed to the Board as a whole, but relating to the area of competence of one of the Board’s committees, shall be delivered to that committee, with a copy to the Chairman.

APPENDIX B
CHARTER OF
AUDIT COMMITTEE
MONEYGRAM INTERNATIONAL, INC.
June 30, 2004
Purpose
The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the independent auditor’s qualifications and independence, (3) the performance of the Corporation’s internal audit function and independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements.
The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Corporation’s annual proxy statement.
Committee Membership
The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements, including financial literacy, of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. The Corporation shall make such determinations and disclosures with respect to the members of the Audit Committee as are required by law or stock exchange regulation.
Members of the Audit Committee should evaluate carefully the existing demands on their time before agreeing to serve on additional public company boards, and should advise the Chairman of the Board and the Chairman of the Corporate Governance and Nominating Committee in advance of accepting an invitation to serve on another public company board.
The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance and Nominating Committee. Audit Committee members may be replaced by the Board following a vote of the independent directors.
Meetings
The Audit Committee shall meet as often as it determines, but not less frequently than four times per year. The Audit Committee shall meet periodically with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor in separate executive sessions, and separate interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Committee Authority and Responsibilities
The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report.

The Audit Committee shall preapprove all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.
The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.
The Audit Committee, to the extent it deems necessary or appropriate, shall:
Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements and disclosures made in management’s discussion and analysis.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles.

4.	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.	Review and discuss quarterly with the independent auditors:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Corporation’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Corporation’s Form 10-K.

7.	Discuss with management and the independent auditor the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and discuss with manage-

ment the Corporation’s financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives and any off-balance sheet structures, and the independent auditor’s views on the Corporation’s accounting principles and the underlying management estimates for significant accruals and reserves reflected in the Corporation’s financial statements.

9.	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

10.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11.	Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

Oversight of the Corporation’s Relationship with the Independent Auditor

12.	Review and evaluate the lead partner of the independent auditor team.

13.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

14.	Ensure the rotation of the audit partners and other engagement team members to the extent required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

15.	Establish policies for the Corporation’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

16.	Discuss with the independent auditor all issues on which the auditor’s national office was consulted and all material accounting issues on which the auditor consulted with any individual or a group not a part of the engagement team.

17.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Corporation’s Internal Audit Function

18.	Review any process of appointment and/or replacement of the senior internal auditing executive.

19.	Discuss with the senior internal auditing executive, as well as the independent auditor and management, the responsibilities, budget, staffing, planned scope of work and performance of the internal audit department.

20.	Review the report of the internal auditing department activities and the significant reports to management prepared by the internal auditing department and management’s responses.
Compliance Oversight Responsibilities

21.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated (relating to auditor disclosure to the Audit Committee of corporate fraud or other illegal acts).

22.	Review with management, including the Corporation’s General Counsel and the Corporation’s senior internal auditing executive, and with the independent auditor, the status of the Corporation’s subsidiaries or operating companies’ conformity with applicable legal requirements and the Corporation’s compliance program and with the Corporation’s Code of Ethics.

23.	Advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s compliance program and with the Corporation’s Code of Ethics.

24.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

25.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

26.	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies and internal controls.
Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX C

MONEYGRAM INTERNATIONAL, INC.
2005 OMNIBUS INCENTIVE PLAN

MONEYGRAM INTERNATIONAL, INC.
2005 OMNIBUS INCENTIVE PLAN
Section 1.     Purpose.
      The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.
Section 2.     Definitions.
      As used in the Plan, the following terms shall have the meanings set forth below:
      (a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
      (b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.
      (c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
      (d) “Board” shall mean the Board of Directors of the Company.
      (e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
      (f) “Committee” shall mean the Human Resources Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
      (g) “Company” shall mean MoneyGram International, Inc., a Delaware corporation, or any successor corporation.
      (h) “Director” shall mean a member of the Board.
      (i) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.
      (j) “Eligible Person” shall mean any employee, officer, consultant, advisor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.
      (k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      (l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the average of the high and low sales prices of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.
      (m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
      (n) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
      (o) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
      (p) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.
      (q) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
      (r) “Performance Award” shall mean any right granted under Section 6(e) of the Plan.
      (s) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
      (t) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
      (u) “Plan” shall mean this MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended from time to time.
      (v) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
      (w) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
      (x) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.
      (y) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

      (z) “Shares” shall mean shares of Common Stock, par value of $0.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
      (aa) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
      (bb) “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.
Section 3.     Administration.
      (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.
      (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code. In addition, the Committee may authorize one or more officers of the Company to grant Options under the Plan, subject to the limitations of Section 157 of the Delaware General Corporation Law; provided, however, that such officers shall not be authorized to grant Options to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.
      (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.     Shares Available for Awards.
      (a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 7,500,000. Shares to be issued under the Plan will be authorized but unissued Shares, Shares that have been reacquired by the Company and designated as treasury shares or Shares held by the MoneyGram Employee Equity Trust. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall again be available for granting Awards under the Plan, except that, after May 10, 2015, any Shares withheld in connection with the satisfaction of tax obligations relating to Restricted Stock shall not be available for granting Awards. Prior to May 10, 2015, any previously issued Shares that are used by a Participant as full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall again be available for granting Awards under the Plan.
      (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.
      (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan.
      (d) Award Limitations Under the Plan.
           (i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.
           (ii) Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $5,000,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

           (iii) Limitation on Awards Granted to Non-Employee Directors. Directors who are not also employees of the Company or an Affiliate may not be granted Awards in the aggregate for more than 3% of the Shares available for Awards under the Plan, subject to adjustment as provided in Section 4(c) of the Plan.
           (iv) Limitation on Incentive Stock Options. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 7,500,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.
Section 5.     Eligibility.
      Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6.     Awards.
      (a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
           (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.
           (ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.
           (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
      (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the

Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
      (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
           (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The minimum vesting period of such Awards shall be three years from the date of grant, unless the Award is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the Award may vest over a period of at least one year from the date of grant; provided, however, that such minimum vesting period shall not apply to grants of up to 200,000 shares of Restricted Stock and Restricted Stock Units to non-employee Directors. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.
           (ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.
           (iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.
      (d) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.
      (e) Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in

Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).
      (f) Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.
      (g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.
      (h) General.
           (i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.
           (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
           (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.
           (iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.
           (v) Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
           (vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.
Section 7.     Amendment and Termination; Corrections.
      (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:
           (i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;
           (ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;
           (iii) increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;
           (iv) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;
           (v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; and
           (vi) would cause Section 162(m) of the Code to become unavailable with respect to the Plan.
      (b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

      (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.
Section 8.     Income Tax Withholding.
      In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
Section 9.     General Provisions.
      (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
      (b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.
      (c) No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.
      (d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.
      (e) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.
      (f) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.
      (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
      (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
      (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.
      (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 10.     Effective Date of the Plan.
      The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on May 10, 2005 and the Plan shall be effective as of the date of such stockholder approval.
Section 11.     Term of the Plan.
      The Plan shall terminate at midnight on May 10, 2015, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. The Plan shall remain in effect as long as any Awards are outstanding.

MONEYGRAM INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 10, 2005
9:00 a.m. Central Standard Time

The Grand Hotel — Grand Ballroom

615 Second Avenue South
Minneapolis, Minnesota 55402

MONEYGRAM INTERNATIONAL, INC. 1550 Utica Avenue South Minneapolis, Minnesota 55416	proxy

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, May 10, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Robert H. Bohannon and Phillip W. Milne, and each of them, as attorneys and proxies, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

It is important that you vote, sign and return your proxy as soon as possible, whether or not you plan on attending the meeting.

See reverse for voting instructions.

COMPANY #

There are two ways to vote your Proxy

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. Central Time on Monday, May 9, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to MoneyGram International, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Phone, please do not mail your Proxy Card

ê Please detach here ê

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01 Judith K. Hofer 03 Phillip W. Milne
02 Robert C. Krueger

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

2.	Approve the Moneygram International, Inc. 2005 Omnibus Incentive Plan.	☐	For	☐	Against	☐	Abstain

3.	Ratify and approve the reappointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2005.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Address Change? Mark Box Indicate changes below:	☐	Will Attend Meeting?	☐

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.